UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Farmers National Banc Corp.

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FARMERS NATIONAL BANC CORP.
20 SOUTH BROAD STREET
CANFIELD, OHIO 44406
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
Wednesday, June 2, 2010
3:30 p.m. Eastern Time
TO THE HOLDERS OF COMMON SHARES:
NOTICE IS HEREBY GIVEN that pursuant to a call of its Board of Directors, a Special Meeting of the Shareholders (the “Special Meeting”) of FARMERS NATIONAL BANC CORP. (the “Corporation”) will be held at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Road, Canfield, Ohio 44406 on Wednesday, June 2, 2010 at three-thirty o’clock (3:30) P.M., Eastern Time, for the purpose of considering and voting upon the following matters:
1.	To amend Article IV of the Corporation’s Articles of Incorporation, as amended (the “Articles”), to authorize the issuance of 1,000,000 preferred shares as described in the accompanying Proxy Statement.
2.	To amend Article XIII of the Articles to eliminate pre-emptive rights as described in the accompanying Proxy Statement.
3.	To amend Article XIV of the Articles to eliminate shareholder approval required to leverage the assets of the Corporation to secure payment or performance of any contract, note, bond or other obligation of the Corporation as described in the accompanying Proxy Statement.
4.	To amend the Articles to add Article XVI to provide for simple majority voting to amend the Articles as described in the accompanying Proxy Statement.
5.	To amend Article XI of the Corporation’s Code of Regulations, as amended (the “Code of Regulations”), to permit the directors to further amend the Code of Regulations without shareholder consent to the extent permitted by Ohio law as described in the accompanying Proxy Statement.
6.	To amend Article II, Section 6 of the Code of Regulations to provide that those shareholders present in person, by proxy, or by the use of communications equipment at any meeting of the shareholders shall constitute a quorum as described in the accompanying Proxy Statement.
7.	To approve and adopt the 2010 Replacement Equity Plan, as described in the accompanying Proxy Statement.
8.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.
Shareholders of record at the close of business on April 19, 2010 are the only shareholders entitled to notice of and to vote at the Special Meeting.

The Corporation is pleased to announce that pursuant to recent Securities and Exchange Commission (the “SEC”) rules pertaining to e-proxies the enclosed proxy materials will also be available to our shareholders on the Internet at http://www.fnbcanfield.com/privacy/SpecialProxy.html.
You are cordially invited to attend the Special Meeting in person. However, to ensure that your vote is counted at the Special Meeting, please vote as promptly as possible.
By Order of the Board of Directors,
Frank L. Paden, President & Secretary
Canfield, Ohio
May  _____, 2010
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

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FARMERS NATIONAL BANC CORP.
20 SOUTH BROAD STREET
CANFIELD, OHIO 44406
PROXY STATEMENT
JUNE 2, 2010 SPECIAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
Time and Place of the Meeting
Farmers National Banc Corp. (hereinafter referred to as “Farmers” or the “Corporation”) is furnishing this Proxy Statement to you in connection with the solicitation, by order of the Board of Directors of the Corporation (the “Board”), of proxies to be used at a Special Meeting of Shareholders (the “Special Meeting”) to be held on Wednesday June 2, 2010 at 3:30 P.M., Eastern Time, at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Road, Canfield, Ohio 44406, and at any adjournments thereof. This Proxy Statement and the accompanying Notice of Special Meeting are being mailed to shareholders on or about May  _____, 2010.
The Corporation is a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Corporation has three subsidiaries, Farmers National Bank of Canfield (the “Bank”), an independent community bank with 16 offices; Farmers Trust Company, a non-depository trust bank; and Farmers National Insurance, LLC. The Corporation and its subsidiaries operate in one industry, domestic banking.
Purpose of the Special Meeting
The Special Meeting is being held to approve the proposed amendments to the Corporation’s Articles of Incorporation, as amended (the “Articles”), and to the Corporation’s Code of Regulations, as amended (“Code of Regulations”), and to adopt the Corporation’s 2010 Replacement Equity Plan.
What matters will be voted upon at the Special Meeting?
Shareholders will be voting on the following matters:
1. To amend Article IV of the Articles to authorize a class of 1,000,000 Preferred Shares, without par value (“Preferred Shares”), which may be issued in one or more series, with such rights, preferences, privileges, limitations and restrictions as shall be fixed by the Board, available for issuance by the Corporation (“Proposal 1”).
2. To amend Article XIII of the Articles to eliminate pre-emptive rights (“Proposal 2”).
3. To amend Article XIV of the Articles to eliminate shareholder approval required to leverage the assets of the Corporation to secure payment or performance of any contract, note, bond or other obligation of the Corporation (“Proposal 3”).
4. To add Article XVI to the Articles to provide for simple majority voting to amend the Articles, unless otherwise expressly provided therein (“Proposal 4”).
5. To amend Article XI of the Code of Regulations to permit the Board to amend the Code of Regulations without shareholder consent to the extent permitted by Ohio law (“Proposal 5”).
6. To amend Article II, Section 6 of the Code of Regulations to provide that those shareholders present in person, by proxy, or by the use of communications equipment at any meeting of the shareholders shall constitute a quorum (“Proposal 6”).
7. To approve and adopt the Corporation’s 2010 Replacement Equity Plan (“Proposal 7”).

Why does the Corporation need to amend its Articles of Incorporation and Code of Regulations?
In order to provide the Corporation with the necessary flexibility to timely adapt to the ever changing financial and regulatory landscape, the Board believes that the Corporation’s governance documents should be updated. The Corporation’s current Articles and Code of Regulations limit the Corporation’s ability to timely and efficiently raise capital, respond to economic conditions, and act to hinder the Corporation’s competitive position within its geographic market.
The current Articles do not provide for the issuance of preferred shares, require the Corporation to satisfy limited pre-emptive rights prior to the issuance for sale of securities for cash, require shareholder approval prior to leveraging the assets of the Corporation and limit the Corporation’s ability to timely and efficiently respond to changes in the market and its own capital needs.
In view of the current national and local economic conditions and continuing turmoil in the financial markets, the Corporation believes that the proposed amendments are necessary to strengthen the Corporation, grant it the necessary authority to issue additional equity to solidify the Bank as a “well-capitalized” bank for regulatory purposes and respond quickly and efficiently to the capital and corporate needs of the Corporation, while adding value for the Corporation’s shareholders and enhancing the Corporation’s competitive position.
Why does the Corporation need shareholders to adopt the 2010 Replacement Equity Plan?
The Corporation’s previous stock option plan expired in March 2009. Since then, the Corporation has been unable to grant stock options to members of its executive team, its employees or its directors upon whose judgment, skill and effort the Corporation’s success depends. Offering stock options to employees is a part of the overall compensation program approved by your Board.
The 2010 Replacement Equity Plan was recently presented for shareholder approval at the Corporation’s 2010 Annual Meeting of Shareholders on March 13, 2010. Approval by the shareholders holding a majority of the shares was required to approve the plan. While those voting on the plan approved the plan by a better than 3 to 1 margin; the volume of votes was not sufficient to approve the plan. For that reason, the Board has submitted the plan to shareholders for approval with additional time before the Special Meeting to obtain the required number of approval votes.
The Corporation believes that the 2010 Replacement Equity Plan is necessary to attract and retain the services of a qualified team of employee’s, executives and directors. Without shareholder approval, the Corporation is unable to offer participant in the plan incentive stock options as part of their compensation plan. This will hinder our ability to compete for talented employees within our geographic region and banking peer group.
The authorization of the 2010 Replacement Equity Plan would not, by itself, authorize the award of any stock options or shares to any employee, executive or director. No awards have been made under the plan. No discretionary awards to employees or directors are currently contemplated. Upon approval of the plan, an equity award to an employee under the 2010 Replacement Equity Plan may only be authorized by the Compensation Committee of the Board. Also, the amounts of any equity awards to non-employee members of the Board must be established by the entire Board.
In view of the fact that the Corporation is unable to currently offer stock options as a part of its compensation plan, the Corporation believes that the proposed 2010 Replacement Equity Plan is necessary to strengthen the Corporation, grant it the necessary authority to issue stock options to its employees, executives and directors and allow the Bank’s equity compensation packages to be competitive with its industry peers.

What will happen if the proposed amendments to the Corporation’s Articles of Incorporation and Code of Regulations are not adopted?
Failure by the shareholders to approve the proposed amendments to the Articles and Code of Regulations set forth in Proposals 1-6 will prevent the Corporation from accessing a potential source of capital to improve the Corporation’s capital position and will diminish the Corporation’s ability to timely and efficiently respond to current economic and financial conditions.
What will happen if the 2010 Replacement Equity Plan is not adopted?
Failure by the shareholders to approve the 2010 Replacement Equity Plan set forth in Proposal 7 will prevent the Corporation from providing its employees, executives and directors a key element of compensation as part of an overall integrated, balanced, fair, and competitive compensation plan.
How many votes are needed to approve the Proposals?
The vote required to approve each of the proposals that are scheduled to be presented at the Special Meeting is as follows:

Proposal	Vote Required

Proposals 1, 2, and 4	Proposals 1, 2 and 4 each require the affirmative vote of the holders of two-thirds of the outstanding common shares. Abstentions and broker non-votes with respect to a proposal will have the same effect as votes against the proposal.

Proposal 3	Proposal 3 requires the affirmative vote of the holders of seventy-five percent (75%) of the outstanding common shares. Abstentions and broker non-votes with respect to a proposal will have the same effect as votes against the proposal.

Proposals 5, 6 and 7	Proposals 5 and 6 to amend the Code of Regulations and Proposal 7 to adopt the 2010 Replacement Equity Plan each require the affirmative vote of the holders of a majority of the outstanding common shares. Abstentions and broker non-votes with respect to a proposal will have the same effect as votes against the proposal.
What constitutes a quorum for the Special Meeting?
Under the Code of Regulations, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or represented by proxy, constitute a quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

How can I vote my shares?

Vote by Telephone	Vote by Internet	Vote by Mail	Vote in Person
Call Toll-Free 1-800-690-6903	Vote online at: www..proxyvote.com	Sign and return your proxy-in the postage-paid envelope provided	Appear and vote in person on June 2, 2010
Voting Procedure
Only shareholders of record at the close of business on April 19, 2010 will be entitled to vote at the Special Meeting. As of April 19, 2010, the Corporation had issued and outstanding 13,546,248 common shares held by approximately 3,750 shareholders of record eligible to vote. Each outstanding share entitles the record holder to one vote. It is important that your shares be represented at the Special Meeting, regardless of the number of shares you may own. We would appreciate you signing and returning the enclosed proxy or voting by one of the methods indicated above. The shares represented by each proxy that are properly executed and returned to the Corporation will be voted in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by your proxy will be voted “FOR” Proposals 1-7.
The proxy may be revoked at any time prior to its exercise, by delivering notice of revocation or a duly executed proxy bearing a later date to the Treasurer of the Corporation at any time before the proxy is voted. In addition, shareholders who attend the Special Meeting in person may vote their stock even though they may have sent in a proxy. No officer or employee of the Corporation may be named as a proxy. If you received two or more proxy forms because of a difference in addresses or registration of shareholdings, each should be executed and returned in order to assure a complete tabulation of shares.
The Corporation will appoint two employees to act as inspectors for the purpose of tabulating the votes cast by proxy. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. The Board knows of no other business that will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement. If any other matters should come before the meeting, the proxy holders will vote upon them in accordance with their best judgment.
Can the Proxy materials be accessed electronically?
Compliant with rules adopted by the SEC, the Corporation has elected to provide its shareholders with a hard copy of all of its proxy materials as it has previously provided in the past and also provide its shareholders with access to its proxy materials over the Internet at http://www.fnbcanfield.com/privacy/SpecialProxy.html. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”), the proxy statement and the form of proxy are being mailed on or about May  _____, 2010, or as soon thereafter as practicable to all shareholders entitled to vote at the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice. Instructions on how to access the proxy materials over the Internet may be found in the Notice.
Who is paying for the cost of this proxy solicitation?
The Corporation will bear the cost for solicitation of proxies for the Special Meeting. Brokerage firms and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse brokerage firms, and other custodians, nominees and fiduciaries for the execution of proxies and for their expenses in forwarding proxy material to their principals.

In addition to use of mails, proxies may be solicited by officers, directors, and employees of Farmers by personal interview, telephone or other forms of direct communication. Morrow and Co., LLC has been engaged to solicit proxies on behalf of the Corporation for a fee, excluding expenses, of approximately $10,000.
Who could help answer my questions about proxy materials, the Special Meeting or the procedures for voting my shares?
Shareholders who have questions about proxy materials or need additional copies or require assistance with the procedures for voting shares may call our proxy solicitor as follows:
Morrow and Co., LLC
407 West Avenue
Stamford CT 06902
800-607-0088 (toll free)
or the Corporation as follows:
Investor Relations
Farmers National Bank
20 South Broad Street
PO Box 555
Canfield, Ohio 44406
1-888-988-3276

PROPOSAL NO. 1
AMENDMENT TO ARTICLE IV OF THE ARTICLES OF INCORPORATION TO AUTHORIZE ISSUANCE OF UP TO 1,000,000 PREFERRED SHARES
Under Proposal 1, the Corporation is asking shareholders to approve an amendment to the Articles to authorize the issuance of 1,000,000 Preferred Shares, without par value (the “Preferred Shares”). The Corporation currently has the authority to issue 25,000,000 shares, but it is not authorized to issue preferred shares. The Board adopted, subject to shareholder approval, an amendment to the Articles that authorizes the issuance of 1,000,000 Preferred Shares. The full text of the proposed amendment is attached to this proxy statement as Appendix A, and the following description is qualified in its entirety by Appendix A. Proposal 1 only authorizes the issuance of Preferred Shares. Proposal 1 does not make an issuance of such shares.
Terms of the Preferred Shares
Proposal 1 authorizes the Board to provide for the issuance of all or any of the Preferred Shares in one or more series, specifying the number of shares to be included in the series, the distinguishing designations of each series and the designations, preferences, limitations and relative rights, including voting rights, applicable to each series, subject to the limitations of Ohio law and the Articles. The authority of the Board with respect to each series will include, without limitation, the right to determine:
•	The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of the series.
•	The dividend rate, if any, of the series, the conditions and dates upon which any dividends shall be payable, the relation which the dividends payable on the series shall bear to the dividends payable on any other class or classes of shares or any other series of Preferred Shares, and whether the dividends shall be cumulative, noncumulative or partially cumulative.
•	Whether the shares of the series shall be subject to redemption by the Corporation and whether such redemption is at the option of the Corporation, the holder of shares of the series or any other person, and, if made subject to redemption, the times, prices and other terms and conditions of the redemption.
•	The rights of the holders of the shares of the series upon the dissolution of, or upon the distribution of assets of, the Corporation, and the amount payable on the shares of the series in the event of voluntary or involuntary liquidation of the Corporation.
•	The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.
•	Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of shares of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of the conversion or exchange.
•	The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.
•	Any other rights, preferences or limitations of the shares of such series as may be permitted by law.
No further authorization will be required from the shareholders for any of the above-described actions, except as may be required for a particular transaction by applicable law or regulation. Under the proposed amendment, the Corporation’s capital stock will remain at 25,000,000 authorized shares, of which 24,000,000 are common shares and 1,000,000 Preferred Shares.

Why amend the Articles to authorize the issuance of Preferred Shares?
The Corporation currently has only one authorized class of capital stock, its common shares. The Board believes that it is advisable to change the Corporation’s authorized capital to include a class of Preferred Shares. This will increase the Corporation’s flexibility to engage in preferred stock financing on the terms and conditions that it believes are favorable to the Corporation and desirable to investors, or to enter into arrangements that provide for the potential issuance of Preferred Shares in the future.
The authorization of Preferred Shares will provide the Corporation with flexibility to raise capital, structure acquisitions, and to otherwise adequately meet its corporate and capital needs. The proposed Preferred Shares will allow the Board to determine the exact terms of the series of preferred shares at the time of issuance and to timely issue such stock to take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated issuance of shares, thereby providing the Corporation with maximum flexibility in respect to capital matters. The Corporation’s ability to timely raise capital using Preferred Shares is also conditioned upon shareholders approving Proposal 3 to eliminate pre-emptive rights.
The Board believes the flexibility to issue Preferred Shares can also enhance the Corporation’s arm’s-length bargaining capability on behalf of the Corporation’s shareholders in a takeover situation. However, in some circumstances, the ability to designate the rights of, and issue, Preferred Shares could be used by the Board to make a change in control of the Corporation more difficult. The Board is not aware of any attempt to take control of the Corporation and the Board has not presented this proposal to our shareholders with the intent that it be utilized as an anti-takeover device.
The authorization of additional Preferred Shares would not, by itself, have any effect on your rights as a shareholder. Your rights as holders of common shares will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Shares that may be issued in the future. To the extent that dividends would be payable on any issued Preferred Shares, the result would be to reduce the amount otherwise available for payment of dividends on outstanding common shares and there might be restrictions placed on the Corporation’s ability to declare dividends on the common shares or to repurchase common shares.
The issuance of Preferred Shares having voting rights would dilute the voting power of the holders of common shares. To the extent that Preferred Shares are convertible into common shares, the effect, upon such conversion, would also be to dilute the voting power and ownership percentage of the holders of common shares. In addition, holders of Preferred Shares normally receive superior rights in the event of any dissolution, liquidation, or winding up of the Corporation, thereby diminishing the rights of the holders of common shares to distribution of the Corporation’s assets.
The Corporation’s management acknowledges that an issuance of Preferred Shares may be a component in future capital raising initiatives if Proposal 1 passes. However, the terms and conditions of such an offering have not been determined as of the date of this proxy statement.
Vote Required
The affirmative vote of the holders of common shares of the Corporation entitling them to exercise two-thirds of the voting power of such shares is necessary to adopt Proposal 1. Proxies representing common shares will be voted in favor of this proposal unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 1 TO AMEND ARTICLE IV OF THE CORPORATION’S ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF A CLASS OF 1,000,000 PREFERRED SHARES.
PROPOSAL NO. 2
AMENDMENT TO ARTICLE XIII OF THE ARTICLES OF INCORPORATION TO ELIMINATE PRE-EMPTIVE RIGHTS
Under Proposal 2, the Corporation is asking shareholders to consider and approve an amendment to the Articles to eliminate pre-emptive rights under Article XIII.
Pre-emptive rights under Article XIII provide shareholders the right to subscribe for additional shares of stock of the Corporation if additional shares of stock are to be sold for cash by the Corporation, under limited circumstances. Shareholders may subscribe for additional shares in proportion to the number of shares of stock owned by them. Pre-emptive rights allow a shareholder the right to maintain their percentage ownership of a corporation if the corporation issues additional shares and the shareholder elects to exercise these rights and subscribe for and purchase additional shares. Currently, upon the offering or sale for cash of shares of stock of the Corporation, the Corporation must provide shareholders with certain limited pre-emptive rights. Pre-emptive rights do not exist with respect to shares that are offered or sold that are (i) treasury shares, (ii) issued as a share dividend, (iii) for consideration other than money, (iv) issued by the Board, (v) issued upon the conversion of convertible shares; (vi) issued as satisfaction of pre-emptive rights, or (vii) released from pre-emptive rights. In addition, no pre-emptive rights are provided if shares are issued in exchange for the outstanding securities of another corporation or if securities are issued pursuant to the terms of a dividend reinvestment plan.
The Board believes it is important to maintain maximum flexibility to raise capital from any appropriate source. The limited pre-emptive rights provision serves as a significant impediment to any sale of equity or convertible securities to investors. In obtaining capital on the most advantageous terms, it is extremely important for a Corporation to have available a wide variety of financing alternatives. The Board believes that the Corporation will be strengthened by an enhanced ability to negotiate the most favorable financing terms available at potentially critical times in light of the then prevailing circumstances and market conditions.
The primary effect of current Article XIII is to restrict the Corporation’s ability to utilize the most effective means of raising equity capital in a timely and efficient manner. The Board has determined that the elimination of pre-emptive rights is in the best interests of the Corporation. The elimination of pre-emptive rights will give the Corporation greater flexibility in raising additional capital if necessary and provide the Corporation with opportunities in the marketplace which require the timing of aggressive actions of the Corporation such as the purchase of financial institutions offered for sale by the FDIC. The Corporation cannot currently react quickly enough to acquire such institutions if additional capital is required. Elimination of pre-emptive rights will provide the Corporation the opportunity to consider such corporate opportunities.
In addition, due to the continuing growth in the Bank’s business and the increase in its allowance for loan losses associated with current economic conditions, senior management and the Board have determined that higher levels of capital are appropriate. The OCC concurred in the Board’s view that additional capital would be beneficial in supporting its continued growth and operations. As a result, effective February 2, 2010, the OCC proposed and the Bank accepted the following individual minimum capital requirements for the Bank: Tier I Capital to Adjusted Total Assets of 7.20% and Total Capital to Risk-Weighted Assets of 11.00%. In order to meet, maintain and exceed these individual minimum capital requirements and provide additional capital necessary to support the continued growth of our business, the Corporation has initiated a process to identify and evaluate alternatives to strengthen its capital base and enhance shareholder value, including capital-raising transactions involving public and/or private offerings of securities. While no definitive agreements for the issuance of any securities are in place, the Corporation anticipates that its capital raising transactions are likely to involve the issuance of common shares or securities convertible into common shares. The Board believes that the existence of preemptive rights will hinder the Corporation’s ability to pursue the full range and extent of capital-raising opportunities that the Board may ultimately determine to be in the best interests of the Corporation and its shareholders.

The elimination of pre-emptive rights may, however, prevent shareholders from maintaining their percentage ownership of the Corporation, should it decide to issue additional shares. The Board has determined that it would be in the best interests of the Corporation and its shareholders to eliminate these limited pre-emptive rights. The Board has adopted, subject to shareholder approval, an amendment to the Articles to amend Article XIII to eliminate pre-emptive rights.
A copy of the proposed amendment to the Articles is attached to this Proxy Statement as Appendix B. The Board believes that by eliminating these limited pre-emptive rights, the Corporation will achieve highly desirable additional financing flexibility.
Vote Required
The affirmative vote of the holders of common shares entitling them to exercise two-thirds of the voting power of such shares is necessary to adopt Proposal 2. Proxies representing common shares will be voted in favor of this proposal unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against Proposal 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2 TO AMEND ARTICLE XIII OF THE CORPORATION’S ARTICLES OF INCORPORATION TO ELIMINATE PRE-EMPTIVE RIGHTS.
PROPOSAL NO. 3
AMENDMENT TO ARTICLE XIV OF THE ARTICLES OF INCORPORATION TO ELIMINATE
SHAREHOLDER APPROVAL TO LEVERAGE THE ASSETS OF THE CORPORATION TO SECURE PAYMENT OR PERFORMANCE OF ANY CONTRACT, NOTE, BOND OR OTHER OBLIGATION OF THE CORPORATION
Under Proposal 3, the Corporation is asking shareholders to eliminate shareholder approval to leverage the assets of the Corporation. Currently under Article XIV of the Articles the Board may not authorize any mortgage, deed of trust, pledge, or hypothecation of all or any part of the property of the Corporation, real or personal, for the purpose of securing the payment or performance of any contract, note, bond or other obligation of the Corporation, without first obtaining the vote or written consent of the holders of 75% of the issued and outstanding shares of stock of the Corporation.
The Board considers this amendment to the Articles to be in the best interest of the Corporation. This amendment will allow the Board to promptly and efficiently respond to various corporate, capital and financial needs of the Corporation without incurring time delays or the expense involved in holding a special shareholders meeting to obtain shareholder approval prior to leveraging the Corporation’s assets. This will allow the Corporation to respond promptly to the ever changing financial markets and maintain its corporate advantage within the marketplace.
In light of the current financial and economic conditions in the marketplace as well as increased organizational, regulatory and financial complexities that have evolved over time and currently affect the Corporation, the Board believes that the Corporation’s management will benefit from eliminating the shareholder approval currently required under Article XIV.

The Board has determined that it would be in the best interests of the Corporation to eliminate the requisite shareholder approval required under Article XIV. The Board has adopted, subject to shareholder approval, an amendment to the Articles to eliminate shareholder approval to leverage the Corporation’s assets prior to securing the payment or performance of any contract, note, bond or other obligation of the Corporation and replace such article with: “[Deleted]”
Vote Required
The affirmative vote of the holders of common shares entitling them to exercise seventy-five percent of the voting power of such shares is necessary to adopt Proposal 3. Proxies representing common shares will be voted in favor of this proposal unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3 TO AMEND ARTICLE XIV OF THE CORPORATION’S ARTICLES OF INCORPORATION TO ELIMINATE SHAREHOLDER APPROVAL TO LEVERAGE THE ASSETS OF THE CORPORATION TO SECURE PAYMENT OR PERFORMANCE OF ANY CONTRACT, NOTE, BOND OR OTHER OBLIGATION OF THE CORPORATION.
PROPOSAL NO. 4
AMENDMENT TO ADD ARTICLE XVI TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR SIMPLE MAJORITY VOTING TO AMEND THE TERMS OF THE ARTICLES OF INCORPORATION
Under Proposal 4, the Corporation is asking the shareholders to authorize an amendment to add Article XVI to Articles to allow for simple majority voting by the shareholders to amend the Articles, except as to Article XV, Control Share Acquisitions.
Except as to Article XIV and Article XV which require the affirmative vote of seventy-five percent of the voting power to amend, the Articles currently require the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation to approve an amendment to the Articles.
The Board recommends that the Articles be amended to remove all supermajority voting requirements except as to Article XV and reduce the shareholder approval threshold for amending the Articles to a simple majority of outstanding shares.
The Board believes that meaningful shareholder participation is critical to the Corporation’s success. The current supermajority voting requirements provide the Corporation some protection against self-interested actions by one or a few large shareholders. However, the Board recognizes growing public sentiment that elimination of the supermajority voting requirements would increase Board accountability to its shareholders as well as provide shareholders with increased access to shape their role in the Corporation. In light of corporate governance trends and growing public sentiment, the Board has determined that the supermajority requirements should now be eliminated.
Accordingly, the Board has determined that it would be in the best interests of the Corporation and its shareholders to add Article XVI to allow for simple majority voting, except as to Article XV. Lowering the threshold to simple majority voting will allow for greater efficiency and speed in which the Corporation can respond to the changing economic and financial markets. The lower threshold will also make it easier for shareholders to propose and seek passage of changes to the Articles.

The Board has adopted, subject to shareholder approval, an amendment to the Articles to add Article XVI to the Articles to allow for simple majority voting by the shareholders to amend the Articles, except as to Article XV, Control Share Acquisitions. A copy of the proposed amendment to the Articles is attached to this proxy statement as Appendix C.
Vote Required
The affirmative vote of the holders of common shares of the Corporation entitling them to exercise two-thirds of the voting power of such shares is necessary to adopt Proposal 4. Proxies representing common shares will be voted in favor of this proposal unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against Proposal 4.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 4 TO ADD ARTICLE XVI TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR SIMPLE MAJORITY SHAREHOLDER APPROVAL TO AMEND THE ARTICLES OF INCORPORATION.
PROPOSAL NO. 5
AMENDMENT TO THE CODE OF REGULATIONS TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE CODE OF REGULATIONS TO THE EXTENT PERMITTED BY THE OHIO GENERAL CORPORATION LAW
The Board recommends that the Code of Regulations be amended by adding a provision authorizing the Board, in addition to shareholders, to make future amendments to the Code of Regulations to the extent permitted by the Ohio General Corporation Law.
Currently, the Board is not permitted to amend the Code of Regulations without shareholder approval. Prior to 2006, Ohio law did not permit the board of directors of any corporation to amend its’ code of regulations. However, in 2006, Ohio law was amended to allow a corporation’s board of directors to amend its code of regulations without shareholder approval, within certain statutory limitations.
Under the 2006 amendments to the Ohio General Corporation Law, a corporation’s board of directors is not permitted to amend the code of regulations in various areas that impact fundamental shareholder rights. Specifically, the board may not delegate the authority to amend the code of regulations to a board committee. Proposal 5 does not seek to change or avoid in any way these limitations placed on the Board under the Ohio General Corporation Law with respect to amendments to the Code of Regulations and would only allow the Board to amend the Code of Regulations to the extent permitted by the Ohio General Corporation Law.
Under Ohio law, shareholders can always override amendments made by the Board and the Code of Regulations may never divest shareholders of the power to adopt, amend or repeal the Code of Regulations. Therefore, the proposed amendment to the Code of Regulations would give the Board more power, without reducing the powers of shareholders.
The Board has adopted, subject to shareholder approval, an amendment to the Code of Regulations to make future amendments to the Code of Regulations to the extent permitted by the Ohio General Corporation Law. A copy of the proposed amendment to the Code of Regulations is attached to this proxy statement as Appendix D.

Vote Required
The affirmative vote of the holders of common shares entitling them to exercise a majority of the voting power of such shares is necessary to adopt the proposal to amend the Code of Regulations. Proxies representing common shares will be voted in favor of this proposal unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the proposed amendment to the Code of Regulations.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 5 TO AMEND THE CORPORATION’S CODE OF REGULATIONS TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE CODE OF REGULATIONS TO THE EXTENT PERMITTED UNDER THE OHIO GENERAL CORPORATION LAW.
PROPOSAL NO. 6
AMENDMENT TO THE CODE OF REGULATIONS TO PROVIDE THAT THOSE SHAREHOLDERS PRESENT IN PERSON, BY PROXY, OR BY THE USE OF COMMUNICATIONS EQUIPMENT AT ANY MEETING OF THE SHAREHOLDERS SHALL CONSTITUTE A QUORUM
The Board recommends that Article II, Section 6 of the Code of Regulations be amended to allow for consistency with Ohio General Corporation Law, which provides that any meeting of the shareholders, the shareholders present in person, by proxy, or use of communications equipment shall constitute a quorum.
Currently, the Code of Regulations provides that the shareholders present in person or by proxy at any meeting for the determination of the number of directors or the election of directors, or for the consideration or action upon reports required to be laid before such meeting, shall constitute a quorum. At any meeting called for any other purpose, however, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or represented by proxy, shall constitute a quorum. While this proposal would reduce the voting power required to be represented at a shareholder meeting for quorum purposes, it would not affect the vote requirement to approve any action to be taken at a shareholder meeting.
The Board has adopted, subject to shareholder approval, an amendment to the Code of Regulations to amend Article II, Section 6 as provided herein. A copy of the proposed amendment to the Code of Regulations is attached to this proxy statement as Appendix E.
Vote Required
The affirmative vote of the holders of common shares entitling them to exercise a majority of the voting power of such shares is necessary to adopt the proposal to amend the Code of Regulations. Proxies representing common shares will be voted in favor of this proposal unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the proposed amendment to the Code of Regulations.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 6 TO PROVIDE THAT THOSE SHAREHOLDERS PRESENT IN PERSON, BY PROXY, OR BY THE USE OF COMMUNICATIONS EQUIPMENT AT ANY MEETING OF THE SHAREHOLDERS SHALL CONSTITUTE A QUORUM.

PROPOSAL NO. 7
ADOPTION OF THE 2010 REPLACEMENT EQUITY PLAN
Under Proposal 7, the Corporation is asking the shareholders to authorize the 2010 Replacement Equity Plan. Upon shareholder approval, the 2010 Replacement Equity Plan would replace the 1999 Stock Option Plan which expired in March 2009.
Currently, with the expiration of the 1999 Stock Option Plan, the Corporation is not able to offer its employees, executives or directors stock options as part of their overall compensation package. The Board believes that in order to provide its employees and executive team with a competitive compensation package, it must offer them various forms of equity awards under a stock option plan.
In contrast to the 1999 Stock Option Plan, which expired in March 2009 and which provided solely for stock option awards and stock appreciation rights, the 2010 Replacement Equity Plan gives the Corporation the authority to make awards of stock options and stock appreciation rights as well as restricted stock and performance share awards. Awards may be made to our employees and employees of our subsidiaries. Awards of stock options and restricted stock may also be made to directors who are not employees of the Corporation or any of our subsidiaries. The 2010 Replacement Equity Plan will enhance our ability to attract and retain the services of employees and directors upon whose judgment, skill, and efforts the successful conduct of our business depends. The variety of awards that may be made gives us flexibility to respond to changes in equity compensation practices to attract talented employees within our competitive banking market.
The 2010 Replacement Equity Plan contains provisions that the Board believes are consistent with the interests of shareholders and principles of good corporate governance. For example, stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of the Corporation’s common stock on the date the award is made. Similarly, the plan prohibits repricing of stock options and stock appreciation rights without shareholder approval. In other words, if the fair market value of the Corporation’s stock experiences a sustained decline to a price less than the exercise price of a stock option, for example, we cannot freely adjust the exercise price of the option to compensate for loss of the option’s value.
The tax-advantaged treatment of incentive stock options provided by Internal Revenue Code section 422 is conditional upon approval of the plan by shareholders. The exemption for performance-based compensation from the $1,000,000 compensation deduction limitation of Internal Revenue Code section 162(m) likewise is conditioned upon shareholder approval. Additional information about the tax treatment of incentive stock options under section 422 and performance-based compensation under section 162(m) is contained in this discussion under the subheading “Federal Income Tax Consequences.” Finally, approval of the 2010 Replacement Equity Plan by our shareholders is necessary to ensure that shares awarded under the 2010 Replacement Equity Plan are released from preemptive rights that currently exist under Article XIII of the Articles.
The principal features of the 2010 Replacement Equity Plan are summarized below, but a copy of the plan is included as Appendix F. We encourage you to read the plan in its entirety. References in this summary to the Code mean the Internal Revenue Code of 1986, as amended.
Authorized Shares
The 2010 Replacement Equity Plan authorizes the issuance of 1,200,000 common shares pursuant to the terms and conditions of the plan. Approval of the plan by shareholders does not authorize the issuance of any shares. Options for shares can only be authorized by the Compensation Committee of the Board of Directors. The authorized number of shares subject to the plan amounts to approximately 9% of our total outstanding shares. Common shares issued under the plan may consist in whole or in part of treasury shares or authorized and unissued shares not reserved for any other purpose. If an award made under the plan is later forfeited, terminated, exchanged, or otherwise settled without the issuance of shares or payment of cash, the shares associated with that award may again become available for future grants.

Awards
Awards to Employees. Awards to employees under the 2010 Replacement Equity Plan may take the form of:
•	incentive stock options that qualify for favored tax treatment under Code section 422,

•	stock options that do not qualify under Code section 422,

•	stock appreciation rights,

•	restricted stock, including restricted stock units, and

•	performance shares.
Each of these awards is described in more detail below.
Awards to Non-Employee Directors. In contrast to the kinds of awards that may be made to employees, non-employee directors are eligible for awards of non-qualified stock options and restricted stock only.
Award Agreements. The terms of each award will be described in an award agreement between the Corporation and the person to whom the award is granted. By accepting an award, the person to whom the award is granted agrees to be bound by the terms of the plan and the award agreement. If there is a conflict between the terms of the 2010 Replacement Equity Plan and the terms of the associated award agreement, the terms of the plan will govern.
Plan Administration
A committee of our Board will administer the 2010 Replacement Equity Plan. Known as the Plan Committee, the committee must consist of at least three individuals, each of whom must be:
•	an outside director within the meaning of Code section 162(m), receiving no compensation from us or from a related entity in any capacity other than as a director, except as permitted by the Code,
•	a non-employee director within the meaning of the Securities and Exchange Commission’s Rule 16b-3, and
•	an independent director within the meaning of Nasdaq’s Marketplace Rules, specifically Rule 5605(a)(2).
The Board designated its Compensation Committee to serve as the Plan Committee. The Board believes that each of the individual members of that committee satisfies the independence requirements of Code section 162(m), SEC Rule 16b-3, and Nasdaq rules.
The Plan Committee has final authority to make awards to employees and establish award terms. The amount and terms of equity awards to non-employee directors, however, must be established by the entire Board. Accordingly, when the term Plan Committee is used in reference to grants to non-employee directors, the term means the entire Board. The Plan Committee’s authority includes the power to:
•	construe and interpret the plan,

•	adopt, amend, and rescind rules and regulations relating to administration of the plan,

•	determine the types of awards to be made to employees,

•	designate the employees to whom the awards will be made,
•	specify the terms and conditions of each award, including the procedures for exercising an award, and
•	administer any performance-based awards, including certifying that applicable performance objectives are satisfied.
Under section 14.5 of the 2010 Replacement Equity Plan, directors are entitled to indemnification for liabilities arising under the plan.

Award Eligibility
The Plan Committee may make awards to any employee of the Corporation or any of our subsidiaries. There are approximately 287 full-time employees of the Corporation, Bank, Trust and Insurance Agency who will be eligible for an award, including their officers. The Corporation currently has 7 non-employee directors who likewise will be eligible for awards. The selection of participants and the nature and size of awards are within the discretion of the Plan Committee in the case of awards to employees, and they are within the discretion of the Board in the case of awards to non-employee directors. No awards have been made under the 2010 Replacement Equity Plan. No discretionary awards to employees or directors are currently determinable.
Award Limits
Of the shares authorized for issuance under the 2010 Replacement Equity Plan, up to 600,000 may be reserved for issuance under incentive stock options. The aggregate number of shares underlying awards granted to an individual participant in a single year may not exceed 5% (60,000 shares) of the aggregate amount authorized to be issued under the plan.
Adjustments
If a corporate transaction such as a stock dividend, stock split, recapitalization, merger, or other similar corporate change affects our outstanding shares of common stock, the Plan Committee will make adjustments to prevent dilution or enlargement of benefits provided under the 2010 Replacement Equity Plan, including adjustment of the number of shares authorized under the plan, adjustment of award limits, and adjustments of the terms of outstanding awards.
Description of Awards
Options. An option is the right to acquire shares of our common stock during a stated period at a specified exercise price. An option may be an incentive stock option — or ISO - qualifying for favored tax treatment under Code section 422. ISOs may be granted to employees only. Any option that is not an ISO is known as a non-qualified stock option — or NQSO. An NQSO may be granted to employees or non-employee directors.
The exercise price of an option is determined by the Plan Committee. However, an option’s exercise price may not be less than the fair market value of a share of our common stock on the date the option is granted. Fair market value in this context is determined according to the following rules:
•	if our common stock is traded on an exchange or on an automated quotation system giving closing prices, fair market value means the reported closing price on the relevant date if the date is a trading day and otherwise on the next trading day, or
•	if our common stock is traded over-the-counter with no reported closing price, fair market value is the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if the date is a trading day and otherwise on the next trading day, or
•	if neither of the above circumstances exists, fair market value is determined by the Plan Committee in good faith and, for ISOs, consistent with Code section 422 and, for NQSOs, consistent with Code section 409A and other applicable tax authority.
Our common stock is currently traded over-the-counter on the OTC Bulletin Board. The closing price of the stock on April 16, 2010 was $4.15. The Plan Committee will establish the term of each option, but the term of an ISO may not exceed ten years. Likewise, the term of an option granted to a non-employee director may not exceed ten years. However, an NQSO granted to an employee may have any term specified in the award agreement. The exercise price of an option must be paid in a form allowed by the Plan Committee, which may allow payment in cash or a cash equivalent, actual or constructive surrender of unrestricted shares of our common stock, or a combination of these payment methods. The Plan Committee may also allow a cashless stock option exercise. A cashless stock option exercise can take a variety of forms, but in essence it means the participant would pay no cash and surrender no other assets when he or she exercises the stock option and, rather than issuing to the participant the full number of shares for which the option is exercised, we would withhold and not issue to the participant a number of shares having a value equal to the exercise price. We would issue to the participant a net number of shares equal to the difference between the value of the entire option and the exercise price.

The aggregate fair market value of our common stock for which a participant’s ISOs are exercisable for the first time in any calendar year under all of our stock option plans may not exceed $100,000. Fair market value for purposes of the ISO annual exercisability limit is determined as of the date the option is granted. The exercise price of an ISO granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding stock may not be less than 110% of the fair market value of a share of common stock on the date of grant. The term of an ISO may not exceed five years if the employee owns stock possessing more than 10% of the voting power of our outstanding stock.
Stock Appreciation Rights. A stock appreciation right — or SAR - is the right to receive cash equal to the difference between the fair market value of a share of the Corporation’s common stock on the date the SAR is exercised, on one hand, and the SAR’s exercise price on the other. The exercise price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted. In other words, an SAR ordinarily is intended to yield the same value on the date of exercise as a stock option, although SARs ordinarily are more likely to be settled in cash rather than stock and the exercise of an SAR does not require delivery of consideration by the award recipient. As an alternative to cash settlement of an SAR, the award agreement may permit or require a participant to receive common stock having an aggregate fair market value on the exercise date equal to the amount of cash the participant would have received had the SAR been exercised for cash instead of stock, with any fractional share settled in cash. In contrast to the typical stock option, the expense of SARs is accounted for using liability accounting if the SAR can be settled in cash. The accounting expense of a typical stock option is fixed at the date of grant by an estimate of the option’s value on that date. The expense associated with an SAR that may be settled in cash will vary with time as the value of the SAR varies, depending on changes in the stock’s value during the life of the SAR.
Restricted Stock. A restricted stock award is an award of common stock that is subject to transfer restrictions and subject to the risk of forfeiture if conditions specified in the award agreement are not satisfied by the end of a specified period. During the restriction period established by the Plan Committee, restricted stock is considered to be held in escrow and may not be sold, transferred, or hypothecated. Restricted stock vests when the conditions to vesting stated in the award agreement are satisfied, and at that time the transfer restrictions and risk of forfeiture lapse and the shares are released to the participant.
Restricted stock is forfeited if the vesting conditions are not satisfied, and if that occurs the shares again become available under the plan for future awards. Unless an award agreement for restricted stock specifies otherwise, a participant who holds restricted stock has the right to receive dividends or other distributions on the shares and the right to vote the shares during the restriction period. Dividends or other distributions payable in the form of stock would themselves be considered shares of restricted stock and would be subject to the same restrictions and conditions as the original restricted stock award. Restricted stock unit awards are essentially the same as restricted stock awards, except that the holder of a restricted stock unit has no associated voting rights or the right to receive dividends. Dividends paid on shares may be credited to a restricted stock unit award, however, in the form of dividend equivalent units. Unvested awards generally are not transferable except as specified in the 2010 Replacement Equity Plan.
Awards of restricted stock and restricted stock units are most likely to be made at no cost to the participant. However, the Plan Committee could make an award conditional upon the participant paying a purchase price for shares, in addition to other conditions that could be imposed. Although the Plan places no limitations on the conditions that may be imposed on awards, we expect that the principal condition imposed would consist of a time-vesting feature, meaning the award recipient would become fully vested in and the owner of unencumbered shares of common stock if the participant remains employed with us or the Bank for a specified period.

Performance Shares. Performance shares bear some similarities to restricted stock awards but also are distinct from restricted stock awards in some significant ways. Like the recipient of a restricted stock award, a performance share award recipient becomes fully vested in and acquires unencumbered ownership of shares if conditions imposed in the award agreement are satisfied by the end of the period specified in the award agreement. But as the name suggests, performance awards ordinarily become vested if and only if corporate goals or individual performance goals, or both, stated in the award agreement are satisfied by the end of the performance period, also specified in the award agreement. In contrast, and although this is not necessarily always the case, restricted stock awards ordinarily become vested with the mere passage of time, so long as the award recipient remains employed with the company. In contrast to stock option awards and to a lesser degree restricted stock awards, which ordinarily have terms that are more or less uniform from one grant to the next and from one award recipient to the next, the terms of performance share awards can vary quite widely. Terms having to do with such things as performance criteria and the duration of the period in which performance is measured need not be uniform and are likely to be influenced by the particular award recipient’s responsibilities, our or the Bank’s corporate goals and operating results, and other factors. Virtually every term of performance share awards can be customized for individual award recipients, with the only common denominator being the right to become the owner of unencumbered shares of our common stock if the performance criteria are satisfied. The performance criteria are likely to include a combination of some or all of these factors:

Net earnings or net income (before or after taxes)	Productivity ratios
Earnings per share	Share price (including, but not limited to growth measures and total shareholder return)
Deposit or asset growth	Expense targets
Net operating income	Credit quality
Return on assets and return on equity	Efficiency ratio
Earnings before or after taxes, interest, depreciation and/or amortization	Market share
Interest spread	Customer satisfaction
Net income after cost of capital
The Board may award restricted stock to non-employee directors but performance shares may be awarded solely to employees. If the Plan Committee makes performance share awards, it will establish the performance criteria, select the participants or class of participants to whom the performance criteria apply, and designate the period over which performance will be measured. Unless the associated award agreement specifies otherwise, a participant may not exercise voting rights over shares subject to a performance award. But shares subject to a performance award may be credited with an allocable portion of dividends and other distributions paid on common stock. Dividends and other distributions allocable to unvested performance shares will be held by us as escrow agent during the period in which satisfaction of the performance criteria is determined, without interest crediting or other accruals while held in escrow. If dividends or other distributions are paid in the form of shares of common stock, those shares would themselves be considered performance shares and would be subject to the same conditions and restrictions as the original performance share award.
The Plan Committee will make appropriate adjustments to performance criteria to account for the impact of a stock dividend or stock split affecting the common stock or a recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or similar corporate change. Unless otherwise provided in the plan or an employee participant’s award agreement, at the end of the period in which satisfaction of the performance criteria is determined, the Plan Committee will certify that the employee has or has not satisfied the performance criteria. The shares will then be forfeited if the performance criteria are not satisfied. If the performance criteria are satisfied, the shares of our common stock will be issued to the employee participant.

Effect of Termination of Service on Awards
Unless the participant’s award agreement provides otherwise, when a participant employee’s service terminates or when a non-employee director participant’s service terminates, the portion of any award held by the participant that is not exercisable is forfeited. All NQSOs, SARs, and ISOs held by the participant that are exercisable will be forfeited if not exercised before the earlier of the expiration date specified in the award agreement or 90 days after termination occurs. However, all of a participant’s outstanding awards are forfeited if the participant’s employment or director service terminates for cause or if in our judgment a basis for termination for cause exists, regardless of whether the awards are exercisable and regardless of whether the participant’s employment or director service actually terminates. Defined in section 10.1(b) of the 2010 Replacement Equity Plan, the term cause includes a violation of our or the Bank’s code of ethics. However, shares of restricted stock or performance shares that have been released from escrow and distributed to the participant are not affected by a termination for cause.
Effect of a Change in Control
If a change in control of the Corporation occurs, the Plan Committee has broad authority and sole discretion to take actions it deems appropriate to preserve the value of participants’ awards. If a change in control occurs, the Plan Committee may for example:
•	accelerate the exercisability or vesting of any or all awards, despite any limitations stated in the plan or in an award agreement, or
•	cancel any or all outstanding options, SARs, restricted stock, and performance share awards in exchange for the kind and amount of consideration that the holder of the award would have received had the award been converted into our stock before the change in control (less the exercise price of the award), or
•	convert any or all option, SAR, restricted stock, or performance share awards into the right to receive at exercise or vesting the kind and amount of consideration that the holder of the award would have received had the award been converted into our stock before the change in control (less the exercise price of the award).
The Plan Committee may provide for these results in advance in an award agreement or may provide for these results when a change in control actually occurs, or both. Alternatively, the Plan Committee also has the right to require the acquiring company in a change in control to take any of these actions. Events that would constitute a change in control are defined in section 11.1 of the Plan, but the Plan defers to any competing definition contained in another agreement to which a participant may be a party, such as an employment agreement, or the competing definition contained in Code section 409A if that provision of the Federal tax code is deemed to apply to the participant’s award. In general, a change in control means one or more of the following events:
•	a change in the composition of our Board, after which the incumbent members of the Board on the effective date of the Plan — including their successors whose election or nomination was approved by those incumbent directors and their successors — no longer represent a majority of the Board, or
•	a person (other than persons such as subsidiaries or benefit plans) becomes a beneficial owner of our securities representing 25% or more of the combined voting power of all securities eligible to vote for the election of directors, excepting business combinations after which our shareholders own more than 50% of the resulting
•	company and excepting stock issuances approved by incumbent directors and their successors, or

•	a merger, consolidation, share exchange, or similar form of business combination transaction requiring approval of our shareholders, excepting business combinations after which our shareholders own more than 50% of the resulting company, or
•	our shareholders approve a plan of complete liquidation or dissolution or sale of all or substantially all of our assets.
Amendment, Modification and Termination of the Plan
The 2010 Replacement Equity Plan was adopted by the Corporation’s Board but will not become effective unless it is also approved by our shareholders at the Special Meeting. If approved, the plan will remain in effect until the tenth anniversary of the date the plan was approved by the Board. The Board approved the plan on April 13, 2010.
We may terminate, suspend, or amend the plan at any time without shareholder approval, unless shareholder approval is necessary to satisfy applicable requirements of SEC Rule 16b-3, the Code, or any securities exchange, market, or other quotation system on which our securities are listed or traded. But no amendment of the plan may (x) result in the loss of a Plan Committee member’s status as a non-employee director as defined in SEC Rule 16b-3, (y) cause the plan to fail to satisfy the requirements of Rule 16b-3, or (z) adversely affect outstanding awards. However, we may amend the plan as necessary to comply with Code section 409A even if the amendment does adversely affect participants’ rights.
Transfers
Awards generally are not transferable except as specified in the 2010 Replacement Equity Plan. During a participant’s lifetime, awards are exercisable solely by the participant or the participant’s guardian or legal representative. Plan awards may be transferred by will and by the laws of descent and distribution.
Accounting for Share-Based Payments
In December 2004, the Financial Accounting Standards Board (FASB) published FASB Statement No. 123 (revised): Share Based Payment (SFAS 123 (R)). SFAS 123 (R) requires that the compensation cost relating to share-based payment transactions, including grants of stock options, be recognized as an expense in financial statements. Cost is measured based on the fair value of the equity instrument issued, according to any option-pricing model satisfying the fair value objective of SFAS 123(R).
Release from Shareholder Preemptive Rights
With some exceptions, our shareholders generally have the preemptive right to purchase common shares offered by the Corporation for cash. In other words, shares offered for sale generally must first be offered to existing shareholders before the shares can be sold to others. Preemptive rights give existing shareholders the ability to prevent dilution of their percentage ownership when additional shares are proposed for issuance and sale, granting each shareholder the right during a reasonable time and on reasonable terms fixed by the directors to purchase shares in proportion to the shareholder’s holdings. Provided under Article XIII of the Articles, there are limited exceptions to shareholders’ preemptive right to purchase shares offered for sale. One exception, in subparagraph (h) of Article XIII, provides that shares offered for sale to employees, including shares issuable by exercise of stock options, are not subject to preemptive rights if the holders of a majority of the shares entitled to preemptive rights vote in favor of releasing the shares from preemptive rights. Approval of the 2010 Replacement Equity Plan will constitute approval of the release of shares subject to the plan from preemptive rights. This exception only allows for sales and issuances of shares to employees, however, not issuances and sales to directors. Another exception, in subparagraph (a) of Article XIII, provides that treasury shares are not subject to shareholders’ preemptive rights and may therefore be issued and sold without first being offered for sale to shareholders. Accordingly, the 2010 Replacement Equity Plan provides in section 5.1 that in the case of an award issued to any person who is not an employee, the shares of the Corporation’s common stock to be delivered under the plan may consist solely of treasury stock and may not consist of authorized but unissued shares.

U.S. Federal Income Tax Consequences
The following discussion briefly summarizes the U.S. federal income and employment tax consequences relating to the plan. This summary is based on existing provisions of the Code, final, temporary, and proposed Treasury Regulations promulgated under the Code, existing judicial decisions, and current administrative rulings and practice, all of which are subject to change, possibly retroactively. Included for general informational purposes only, this summary is not a complete description of the applicable U.S. federal income or employment tax laws and this summary does not address state or local tax consequences and other tax consequences. Generally, we will withhold from distributions under the plan the amount of cash or shares we determine is necessary to satisfy applicable tax withholding obligations. Alternatively, we may require participants to pay to us the amount necessary to satisfy applicable tax withholding obligations.
Tax Consequences of ISOs.
ISOs qualify for special treatment under Code section 422. A participant recognizes no income when an ISO is granted or exercised and we are entitled to no compensation deduction at either of those times. Also, ISOs are not subject to employment taxes. If a participant acquires our common stock by exercising an ISO and continues to hold that stock for one year or, if longer, until the second anniversary of the grant date, the amount the participant receives when he or she finally disposes of the stock — minus the exercise price — is taxed at long-term capital gain or loss rates. This is referred to as a qualifying disposition. We are entitled to no deduction for a qualifying disposition. If a participant disposes of the common stock within one year after exercising the ISO or within two years after the grant date, this is referred to as a disqualifying disposition. When a disqualifying disposition occurs, the participant recognizes ordinary income equal to the excess of (x) the fair market value of the stock on the date the ISO is exercised, or the amount received on the disposition if less, over (y) the exercise price. We are entitled to a deduction equal to the income that the participant recognizes on the disqualifying disposition. The participant’s additional gain is taxed at long-term or short-term capital gain rates, depending on whether the participant held the common stock for more than one year. The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price as a tax preference item for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has tax preference items other than those derived from ISOs.
Tax Consequences of NQSOs. NQSOs are not entitled to the special tax treatment granted to ISOs. Nevertheless, a participant recognizes no income when an NQSO is granted and we are entitled to no compensation deduction at that time. Unlike an ISO, when an NQSO is exercised, the participant recognizes ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the exercise price. Also unlike an ISO, this same amount is subject to employment taxes, including social security and Medicare taxes. If a participant uses common stock or a combination of common stock and cash to pay the exercise price of an NQSO, he or she will have ordinary income equal to the value of the excess of the number of shares of common stock that the participant purchases over the number he or she surrenders, less any cash the participant uses to pay the exercise price. This same amount is subject to employment taxes, including social security and Medicare taxes. When an NQSO is exercised, we are entitled to a deduction equal to the ordinary income that the participant recognizes.
A participant’s cost, also known as basis, for shares acquired by exercising an NQSO generally is the fair market value of the stock on the date the NQSO is exercised, recognizing that the participant is taxed at ordinary income rates at that time. And when the participant finally disposes of stock acquired by exercising an NQSO, the participant will have a long-term capital gain or loss or a short-term capital gain or loss, depending on whether the participant held the stock after option exercise for more than one year and whether the sale price exceeds the participant’s cost basis.

Tax Consequences of SARs. A participant recognizes no income when a SAR is granted. Likewise, we are entitled to no compensation deduction at that time. But when a SAR is exercised, the participant recognizes ordinary income equal to the cash received upon exercise, or the fair market value of the stock received at exercise if the SAR is settled with stock. We are entitled to a compensation deduction equal to the ordinary income that the participant recognizes. Also, the same amount is subject to employment taxes, including social security and Medicare taxes. If the SAR is settled with stock, the participant will have a long-term or short-term capital gain or loss when he or she finally disposes of the stock, depending on whether the participant held the stock for more than one year after the SAR was exercised and depending on the price at which the stock is sold.
Tax Consequences of Restricted Stock. Unless a participant makes an election under Code section 83(b) to recognize taxable income, a participant generally does not have taxable income when restricted stock is granted. Likewise, we are not entitled to a compensation deduction at that time. Instead, a participant recognizes ordinary income when the shares of restricted stock vest, meaning when the shares are no longer subject to a substantial risk of forfeiture. The income recognized at that time is equal to the fair market value of the stock the participant receives when the restrictions lapse, less any consideration paid for the restricted stock. We generally are entitled to a deduction equal to the income that the participant recognizes. Also, the same amount is subject to employment taxes, including social security and Medicare taxes. When a participant finally disposes of restricted stock that has become vested, the participant will have a long-term or short-term capital gain or loss, depending on the amount of time the participant held the stock after the stock vested and depending on the sale price.
If a participant makes an election under Code section 83(b), the participant recognizes ordinary income on the grant date equal to the fair market value of the shares of restricted stock on the grant date. We are entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount is subject to employment taxes, including social security and Medicare taxes. However, the participant recognizes no income when the restrictions finally lapse. If a participant becomes vested in the shares, any appreciation between the grant date and the date the participant disposes of the shares is treated as a long-term or short-term capital gain or loss, depending on whether he or she held the shares for more than one year after the grant date and depending on the sale price. If a participant forfeits restricted stock, the participant cannot take a tax deduction for that forfeiture.
Tax Consequences of Performance Shares. A participant recognizes no taxable income when he or she receives a performance share award and we are entitled to no compensation deduction at that time. However, when a participant satisfies the conditions imposed on the award he or she must recognize ordinary income equal to the cash or the fair market value of the common stock he or she receives. Also, the same amount is subject to employment taxes, including social security and Medicare taxes. We generally are entitled to a compensation deduction equal to the income that the participant recognizes. The participant will thereafter have a long-term or short-term capital gain or loss when he or she finally disposes of the common stock acquired in settlement of the performance share award, depending on the amount of time the participant held the shares after they were issued and depending on the price at which the shares are sold.
Code Section 162(m). Code section 162(m) imposes an annual $1,000,000 limit on the tax deduction allowable for compensation paid to the chief executive officer and to the three other highest-paid executives — other than the Chief Financial Officer — of a company whose equity securities are required to be registered under section 12 of the Securities Exchange Act of 1934. with an exception for compensation that constitutes so-called performance-based compensation. To qualify as performance-based compensation, grants must be made by a committee consisting solely of two or more outside directors, the material terms of the performance-based compensation must be disclosed to and approved in advance by the company’s shareholders and the committee must certify that the performance standards are satisfied. For grants other than options and SARs to qualify as performance-based compensation, the granting, issuance, vesting, or retention of the grant must be contingent upon satisfying one or more performance criteria. Stock options and SARs may be treated as performance-based compensation if the exercise price is at least equal to the fair market value of the stock on the grant date and if the plan states the maximum number of shares acquirable under options or SARs granted to any one individual in any single year. We expect that stock options as well as awards with a performance component generally will satisfy the requirements for performance-based compensation under section 162(m), but the Plan Committee will have authority to grant non-performance-based awards, including restricted stock awards.

Performance share awards may be made in a manner that qualifies as performance-based compensation under Code section 162(m) in the case of awards to our Chief Executive Officer and to the three most highly compensated executives other than the Chief Financial Officer. To ensure compliance with section 162(m), (x) the applicable performance criteria for performance-based compensation such as performance share awards must be established in the associated award agreement as soon as administratively practicable, but no later than the earlier of 90 days after the beginning of the applicable performance period and the expiration of 25% of the applicable performance period and (y) vesting will be contingent on satisfaction of the performance criteria outlined in this proxy statement’s discussion of performance share awards. The Plan Committee may make appropriate adjustments to performance criteria to reflect a substantive change in an employee’s job description or assigned duties and responsibilities. Vesting of performance share awards made to other employees need not comply with the requirements of Code section 162(m), but nevertheless we expect that performance share awards to those other employees will be based on similar performance criteria.
Code Sections 280G and 4999. Code sections 280G and 4999 impose penalties on persons who pay and persons who receive so-called excess parachute payments. A parachute payment is the value of any amount that is paid to company officers on account of a change in control. If total parachute payments from all sources — including but not limited to stock-based compensation plans — equal or exceed three times an officer’s base amount, meaning his or her five-year average taxable compensation, a portion of the parachute payments will constitute an excess parachute payment. Specifically, the amount of the parachute payments exceeding one times the base amount constitutes an excess parachute payment. Because of Code section 4999, the officer must pay an excise tax equal to 20% of the total excess parachute payments. This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the individual’s change-in-control payments. Moreover, because of section 280G, the company paying the compensation is unable to deduct the excess parachute payment, and the $1,000,000 limit on deductible compensation under Code section 162(m) is reduced by the amount of the excess parachute payment.
Benefits to which participants are entitled under the Plan and associated award agreements could constitute parachute payments under sections 280G and 4999 if a change in control occurs. If this happens, the value of each participant’s parachute payment arising under the Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with us or a subsidiary, such as an employment agreement or a severance agreement.
Code Section 409A. Code section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004. Section 409A creates new rules for amounts deferred under so-called nonqualified deferred compensation plans. Section 409A includes a broad definition of nonqualified deferred compensation plans, which may extend to various types of awards granted under the Plan. The proceeds of any grant that is governed by section 409A are subject to a 20% excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events such as death, disability, or a change of control, all as defined in section 409A. The Plan Committee intends to administer the plan to avoid or minimize the impact of section 409A, which is borne principally by the employee, not the employer. If necessary, the Plan Committee will amend the plan to comply with section 409A. By accepting an award, a participant agrees that the Plan Committee (or our Board, as appropriate) may amend the plan and the award agreement without any additional consideration if necessary to avoid penalties arising under section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the plan, the award agreement, or both before the amendment.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE PRECEDING SUMMARY IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.
Shares Currently Authorized for Issuance Under Our Existing Stock Option Plans. The following table summarizes all compensation plans and individual compensation arrangements in effect on March 31, 2010 under which common shares have been authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants, and rights	warrants, and rights	column (a))
Equity compensation plans approved by security holders (1)	5,000	$6.55	—
Equity compensation plans not approved by security holders	—	—	—

Total	5,000	$6.55	—

(1)	The 1999 Stock Option Plan expired in March 2009. No further awards may be made under the 1999 Stock Option Plan, but awards made under the Plan remain outstanding until those awards expire by their terms. See “Outstanding Equity at Fiscal Year End” below.
The Board has adopted, subject to shareholder approval, the 2010 Replacement Equity Plan. A copy of the 2010 Replacement Equity Plan is attached to this proxy statement as Appendix F.
Vote Required
The affirmative vote of the holders of common shares entitling them to exercise a majority of the voting power of such shares is necessary to adopt the 2010 Replacement Equity Plan. Proxies representing common shares will be voted in favor of this proposal unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2010 REPLACEMENT EQUITY PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership as of December 31, 2009 of the common shares by (i) each person the Corporation believes beneficially holds more than 5% of the outstanding common shares (none); (ii) each Director; (iii) each named Executive Officer; and (iv) all Executive Officers and all Directors as a group. In addition, unless otherwise indicated, all persons named below can be reached at Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406.

	Aggregate Number of Shares
	Beneficially Owned		Percent of Outstanding
Name	(A)		Shares
Benjamin R. Brown	65,232		*
Joseph D. Lane	267,072		1.98%
Ralph D. Macali	101,690		*
James R. Fisher	10,725		*
Frank L. Paden, President and CEO	48,655		*
Earl R. Scott	9,913		*
Anne Frederick Crawford	46,708		*
Ronald V. Wertz	106,957		*
Carl D. Culp, EVP & CFO	3,143		*
John S. Gulas, EVP & COO	3,500	(B)	*
Mark L. Graham, Senior VP	4,881		*
Kevin J. Helmick, Senior VP	2,300		*
All Directors and Executive Officers as a Group	670,776	(C)	4.96%

(A)	Information relating to beneficial ownership is based upon information available to Farmers and uses “Beneficial Ownership” concepts set forth in the rules of the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under such rules, Beneficial Ownership includes those shares over which an individual has sole or shared voting, and/or investment powers such as beneficial interest of a spouse, minor children, or other relatives living in the home of the named individual, trusts, estates and certain affiliated companies.

(B)	Includes 1,000 shares subject to options exercisable within 60 days of the Record Date.

(C)	Includes 48,655 shares held by Frank L. Paden; 3,143 shares held by Carl D. Culp; 3,500 shares held by John S. Gulas; 4,881 shares held by Mark L. Graham and 2,300 shares held by Kevin J. Helmick.

(*)	Represents less than 1% of the issued and outstanding shares of the Corporation’s common stock as of December 31, 2009.
Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are Directors Fisher, Crawford, and Wertz. Each member each served during fiscal year 2009. The Board has determined that each of the members of the Compensation Committee is independent as defined by the NASDAQ listing standards. None of these individuals are officers or former officers of the Corporation or the Bank. No corporate or committee interlocks exist which require disclosure under SEC regulations.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis and Report of Compensation Committee” and, based on such discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis and Report of Compensation Committee be included in this proxy statement for the special meeting of shareholders. No member has registered a disagreement with this report. Members of the Compensation Committee are: James R. Fisher, Chairman, Anne Frederick Crawford and Ronald V. Wertz.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis and Report of Compensation Committee
This section explains the material elements of the Corporation’s executive compensation program as it relates to its executive officers. Specific compensation information for the named executive officers is presented in the tables following this discussion in accordance with Commission rules.
Responsibility. The policy and decision-making relating to goals and objectives relevant to the compensation of the Corporation’s executives, evaluating such executive officers in light of those goals and objectives and determining their compensation rest with the Compensation Committee of the Board, which is made up of all of the independent directors. The Compensation Committee may not delegate its authority. No officers of the Corporation sit on the Compensation Committee, nor do any officers have a role in determining executive compensation. The Compensation Committee reports to the full Board, but its decisions are not subject to full Board approval. The Compensation Committee sets the limits for compensation increases in the aggregate for all staff, reviews performance of executive officers and sets their salaries for the coming year. The Compensation Committee also negotiated the terms of the executive contracts referred to as Employment Contracts of Executives, discussed below. In addition, the Compensation Committee recommends any incentive or bonus program to the Board.
Objectives. The Compensation Committee oversees an integrated compensation program designed to attract and retain a talented and capable executive team. With respect to each element of executive compensation, the Compensation Committee has the objectives of providing the Bank, its staff and the communities it serves with consistent long-term leadership of the highest quality possible while protecting the interests of the shareholders.
What the Compensation Programs are Designed to Reward. The executive compensation programs are designed to reward: (1) specific job performance by the individual in question; (2) contribution to target levels of growth, profitability, stability and capital; and, (3) two additional specific items of corporate performance in the banking industry: return on equity (“ROE”) and return on assets (“ROA”). Also considered is the executive’s contribution to the general success of the Bank and its business plan. Successful bank operations depend upon accomplishment in all areas and integration with the business community’s direction and success in the Bank’s market areas. Executive performance is therefore evaluated using these factors as well. Specific results of each executive’s area of responsibility are evaluated and considered. The Compensation Committee evaluates the President (Principal Executive Officer) on the same basis as other executive officers with weight being given to the achievement of target levels of growth, capital and return on equity, and, in addition, specific target goals of the overall strategic plan of the Bank.

Elements of Compensation. The following elements of compensation currently used by the Compensation Committee are: (1) base salary, (2) participation in the 2010 Replacement Equity Plan, (3) Deferred Compensation Agreements, (4) annual performance-based cash incentives under an Executive Incentive Compensation Plan and (5) the Corporation’s non-discriminatory 401(k) Plan.
a.	The Role of Cash Compensation.
Base Salaries.
The Compensation Committee believes that a fair and equitable base salary component of the compensation plan for the Corporation’s executive officers provides a predictable and reliable compensation sufficient to attract and retain a highly skilled executive team and to recognize and reward such for their individual performances.
Performance-Based Cash Incentives.
The Compensation Committee believes that performance-based cash incentives are an effective way to compensate executives for working together as a team to achieve short-term specific financial goals. The 2009 Executive Incentive Compensation Plan was adopted by the Board on August 11, 2009 and approved by the Compensation Committee (the “Plan”). This Plan is in effect for the calendar year 2009 and authorizes the committee to pay plan-based cash incentive awards to the Chief Executive Officer, the Chief Operating Officer and Chief Financial Officer if the Bank achieves specific financial and operative goals or if the individual participant under the Plan performs in certain categories to a level deemed by the Compensation Committee to be acceptable. A participant’s right to payment under the Plan is contingent upon the achievement of pre-established performance goals relating to four objective performance criteria established by the Compensation Committee for the performance period of the award. Each participant under the Plan is eligible to receive a cash incentive bonus of up to 35% of his yearly base salary. For detailed information on awards earned in fiscal 2009 see “Grant of Plan-Based Awards — Fiscal 2009.”
The first benchmark of the Plan is based on the Bank achieving its target net income for the fiscal year. Net income is defined as net income before the payment of taxes and gains or losses recognized from the sale or impairment of securities. For 2009, the target net income for the Bank was set at $7.654 million. This amount is based upon internal budget goals as set forth in the Corporation’s internal business plan. This factor has a weight of 30% of the overall incentive payment for each of the Plan’s participants. If the minimum target is not attained, no allocation of this benchmark is paid.
The second benchmark of the Plan for the Chief Executive Officer and the Chief Financial Officer is based on the Bank achieving its targeted earnings per share of $0.58. This amount is based upon internal budget goals as set forth in the Corporation’s internal business plan. This factor has a weight of 30% of the overall incentive payment for each of the Plan’s participants. The second benchmark for the Chief Operating Officer is based on the Bank achieving year over year loan growth of 5%, deposit growth of 3%, and gross income of $830,000 generated from Farmers National Investments, a retail wealth management and brokerage department of the Bank and net income of $474,000 (excluding amortization expenses) of Farmers Trust Company. Each of these three components for the Chief Operating Officer has a weight of 10%. If the minimum target is not attained, no allocation of this benchmark is paid.
The third benchmark of the Plan is based on the participant’s leadership and communication skills, both internally within the Bank and externally within the community. Each participant will be evaluated by the Compensation Committee on a subjective basis and given an overall score. This factor has a weight of 20% of the overall Plan. Each participant under the Plan will receive his proportionate amount of the 20% allocation based on the score given to him by the Compensation Committee.
The fourth benchmark of the Plan is based on the participant’s development and implementation of strategic initiatives set forth by the Bank throughout the year. Each participant will be evaluated by the Compensation Committee on a subjective basis and given an overall score. This factor has a weight of 20% of the overall Plan. Each participant under the Plan will receive his proportionate amount of the 20% based on the score given to him by the Compensation Committee.

Based on the participant’s current base salaries, the maximum compensation available under the Plan that would be available to participants if 100% of the benchmarks were reached is $211,540. The maximum compensation available under the Plan to the Chief Executive Officer is $83,510, the Chief Operating Officer is $78,750 and the Chief Financial Officer is $49,280. In no event shall a participant’s actual bonus payment under the Plan exceed 35% of such participant’s base salary.
The Compensation Committee may increase, reduce, or eliminate individual performance targets or other factors in the Plan as it deems appropriate based on the economic climate or any other factors it deems appropriate. The Compensation Committee must certify each payment under the Plan before it is paid. Any such changes and the factors involved therein will be described in future filings with the SEC.
The Compensation Committee has delegated non-equity performance compensation of the Bank’s remaining senior officers to a committee made up of the Bank’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (“Executive Committee”). The Compensation Committee reviews these incentive compensation plans but does not authorize each one on an individual basis. Discretion of the non-equity performance compensation is delegated to the Executive Committee. These incentive plans are in effect for the calendar year 2009 and authorize the payment of plan-based cash incentive awards if the Bank achieves specific financial and operative goals or if the individual participant under such plan performs in certain categories to a level deemed by the committee to be acceptable. Each of the participant’s right to payment under their respective plan is contingent upon the achievement of pre-established performance goals for the performance period of the award. For detailed information on all awards earned by executive officers in fiscal 2009 see “Grant of Plan-Based Awards — Fiscal 2009.”
The Executive Committee has authorized the following incentive-compensation plan for the Bank’s Senior Vice President, Mark Graham for 2009. The maximum compensation available under the plan that would be available to the Senior Vice President if 100% of the plan’s benchmarks were reached is 40% of his base salary of $117,000 for 2009 or $46,800.
The first benchmark of the Senior Vice President’s plan (“SVP Plan”) is based on the Bank achieving its target net loan growth for the fiscal year. For 2009, the target net loan amount for the Bank was set at $574,213,367. This amount is based upon internal budget goals as set forth in the Corporation’s internal business plan. This factor has a weight of 30% of the overall incentive payment. If the minimum target is not attained, no allocation of this benchmark is paid.
The second benchmark of the SVP Plan is based on the Bank achieving its targeted bank net operating income for the fiscal year. Bank net operating income is defined as net income before the payment of federal income taxes and gains or losses on the sale of securities. For 2009, the target bank net operating income for the Bank was set at $10,025,000. This amount is based upon internal budget goals as set forth in the Corporation’s internal business plan. This factor has a weight of 20% of the overall incentive payment. If the minimum target is not attained, no allocation of this benchmark is paid.
The third benchmark of the SVP Plan is based on the Bank achieving its targeted net loans for the fiscal year. The Bank’s net loans are defined as the current loan portfolio balance less the amount set aside for loan loss provisions. For 2009, the net loan balance for the Bank was set at $546,451,995. This amount is based upon internal budget goals as set forth in the Corporation’s internal business plan. This factor has a weight of 15% of the overall incentive payment. If the minimum target is not attained, no allocation of this benchmark is paid.
The fourth benchmark of the SVP Plan is based on the Bank achieving its targeted asset quality ratio for non-accrual loans for the fiscal year. The Bank’s asset quality ratio is based on the Bank’s non-accrual loans as a percentage of total loans. For 2009, the target for non-accrual loans as a percentage of total loans was 0.85%. This amount is based upon internal budget goals as set forth in the Corporation’s internal business plan. This factor has a weight of 15% of the overall incentive payment. If the minimum target is not attained, no allocation of this benchmark is paid.

The fifth benchmark of the SVP Plan is based on the participant’s leadership and communication skills, both internally within the Bank and externally within the community. The participant will be evaluated by the Executive Committee on a subjective basis and given an overall score. This factor has a weight of 20% of the overall SVP Plan. The participant will receive his proportionate amount of the 20% based on the score given to him by the committee. If the minimum target is not attained, no allocation of this benchmark is paid.
b.	The Role of Equity Awards
The Compensation Committee believes that long-term equity awards are also an effective way to attract, retain and motivate the Corporation’s executive team. The Corporation’s 1999 Stock Option Plan expired in 2009. No new awards may be granted from this plan. The Compensation Committee and the Board have approved the adoption of the proposed 2010 Replacement Equity Plan set forth in Proposal No. 7. If approved by our shareholders the Compensation Committee will review for 2010 the current compensation plans of our employees and Executive Officers to determine if an equity award as part of their compensation package is in the Corporation’s long-term business objectives.
The Corporation relies on a mix of each of these elements because it believes each element contributes to an integrated, balanced, fair, and competitive compensation program. Such a program is necessary for the Bank to attract and retain the consistent, long-term leadership that is required for the Bank to succeed. The Compensation Committee recommends and determines the amounts for each element based upon its straightforward judgments about the performance of individuals and the long-term interests of the Corporation’s shareholders. The Compensation Committee’s policy for allocating between long-term and currently paid out compensation is to emphasize a competitive salary structure. Each element of compensation is presented in the Summary Compensation Table provided below.
There are no additional Deferred Compensation Agreements or amendments to the Employment Contracts of Executives presently contemplated by the Compensation Committee.
Determination of Amounts of Compensation and the Role of Surveys and Benchmarking. The Compensation Committee does not engage in any “benchmarking” of the Corporation’s compensation against any other institution; however, it is aware of the levels of compensation for banking executives in the Corporation’s geographic market. The Corporation’s compensation program for the cash and equity compensation must be competitive in the relevant market. The competitive market is a primary consideration in setting levels of salaries and grants under our former 1999 Stock Option Plan and under the proposed 2010 Replacement Stock Equity Plan.
The Compensation Committee selected and retained the services of J.L. Nick & Associates, Inc. (“J.L. Nick”), an independent consulting firm in 2008 to help ensure that the Corporation’s executive compensation was within a reasonably competitive range. The Compensation Committee sought input from J.L. Nick on a range of external market factors, including evolving compensation trends, appropriate comparable banks, and analyzing various market survey data. J.L. Nick provided the Corporation with general observations on its compensation programs.
In 2009, the Compensation Committee reviewed the current compensation practices of the Corporation and the reports submitted by J.L. Nick for 2008. Since there were no material increases to the compensation packages for the employees and executive officers of the Corporation, the Compensation Committee did not retain the services of an independent consulting firm for 2009. In setting compensation packages for 2009, the Compensation Committee took into account the 2008 reports submitted by J.L. Nick as well as its own internal review and analysis as set forth herein to ensure that its compensation packages are within a reasonable competitive range.
Although the Compensation Committee reviews the compensation practices at the peer companies (gathered from SEC filings) and the various compensation surveys and analysis described above it does not adhere to a strict formula to determine the executive officer’s compensation package. Instead, as described above, it relies on a variety of factors including experience, responsibility, individual performance and the overall financial performance of the Corporation.

Risk Management of the Compensation Programs
The Compensation Committee oversees the implementation and enforcement of the Corporation’s policies, procedures and practices related to its various compensation programs as part of its duties. This is designed to monitor the Corporation’s compensation policies to ensure that the compensation packages offered to its employees and executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk taking activities that would reasonably lead to a material adverse effect on the Corporation.
The Compensation Committee believes that the Corporation’s current compensation structure for its employees and its executive officers does not encourage unnecessary or excessive risk taking to the extent that it would reasonably likely lead to a material adverse effect on the Corporation. The current compensation programs appropriately balance risk and the desire to focus on the short-term and the long-term goals of the Corporation and does not encourage unnecessary or excessive risk taking.
Fiscal 2009 Compensation Decisions
1. Equity Grants. As a result of the 1999 Stock Option Plan expiring, in 2009, the Compensation Committee did not authorize any equity grant to its named executive officers.
2. Performance-Based Cash Incentives Plan
In 2009, the Compensation Committee implemented the 2009 Executive Incentive Compensation Plan as described under the Section “Performance-Based Cash Incentives” above. In addition, the Compensation Committee authorized the Executive Committee to implement incentive compensation packages for the Bank’s senior officers not covered under the 2009 Executive Incentive Compensation Plan. The Executive Committee implemented the SVP Plan as described above under the Section “Performance-Based Cash Incentives” above. The Compensation Committee believes that the plans will allow for more flexibility in providing compensation to executive officers as members of a team, which will allow the Corporation to continue to achieve its business objectives. This will allow the Corporation to retain current executive officers and provide an additional compensation arrangement to attract new executives. The specific payment amounts for fiscal 2009 are shown in the table entitled “Summary Compensation Table — Fiscal 2009 and Fiscal 2008” below.
Fiscal 2010 Compensation Decisions
The Corporation has not authorized the 2010 Executive Incentive Compensation Plan or made any material changes to the executive officers compensation packages for 2010 as of the date of this proxy statement.

Summary Compensation Table — Fiscal 2009 and Fiscal 2008
Summary Compensation Table. Listed below for fiscal years 2009 and 2008 is the total compensation paid by the Corporation’s subsidiary Bank to the named person(s) for their respective services in all capacities, specifically setting forth the direct compensation to the President & CEO (who is also the Corporation’s Principal Executive Officer), the Principal Financial Officer and three other executive officers who received cash and cash equivalent compensation in excess of $100,000 or who was employed in 2009 and is intended to serve thereafter as an executive officer. The table entitled “Summary Compensation Table — Fiscal 2009 and Fiscal 2008” should be read in conjunction with the tables and narrative descriptions that follow. The Compensation Committee has recommended and approved the compensation set forth below.

		Annual		401(k)	Stock	Non-Equity
		Salary and		Corporation	Option	Incentive Plan	All Other
Name and		Director	Bonus	Contribution	Awards	Compensation	Compensation
Principal Position	Year	Fees (a)	(b)	(c)	(d)	(e)	(f)	Total
Frank L. Paden	2009	250,600	—	6,640	—	18,200	7,499	282,939
President & CEO	2008	233,088	—	6,188		39,043	9,631	287,950
Principal Executive Officer
Carl D. Culp	2009	140,800	—	4,941	—	13,375	558	159,674
Executive VP & CFO	2008	136,196	—	4,086		23,439	652	164,373
Principal Financial Officer
John S. Gulas (f)	2009	204,167	—	4,830	1,633	38,973	1,546	251,149
EVP & Chief Operating Officer	2008	84,849	—	—	2,300	15,231	—	102,470
Mark L. Graham	2009	117,861	—	3,659	—	46,800	904	169,244
Senior Vice President	2008	110,423	—	3,763	—	18,752	859	133,797
Kevin J. Helmick (h)	2009	94,923	37,883	3,303	—	0	420	136,529
Sr. Vice President	2008	55,860	50,339	3,426	—	13,543	341	123,509

(a)	The amount of Director Fees included in this annual amount is for Mr. Paden ($12,000 for 2009 and 2008).

(b)	Pursuant to the terms of his employment contract, Mr. Helmick’s annual salary is comprised of a base salary and a monthly commission which is based on the amount of production generated from the PrimeVest Financial Services Department (“PrimeVest”). Mr. Helmick is paid a commission of 5% on all PrimeVest gross monthly revenue up to $48,000, and a commission of 7.5% on all PrimeVest gross monthly revenue which exceeds $48,000. For 2009, Mr. Helmick was paid a base salary of $94,923 a commission of $37,883 for an annual salary of $132,806. For 2008, Mr. Helmick’s base salary was $55,860 and his commission was $50,339 for an annual salary of $106,199.

(c)	In May 1996, the Corporation adopted a 401(k) Profit Sharing Retirement Savings Plan. All employees of the Bank who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in the Plan. Under the terms of the Plan, employees may voluntarily defer a portion of their annual compensation, not to exceed 15%, pursuant to Section 401(k) of the Internal Revenue Code. The Bank matches a percentage of the participants’ voluntary contributions up to 6% of gross wages. In addition, at the discretion of the Board, the Bank may make an additional profit sharing contribution to the Plan. The Bank’s contributions are subject to a vesting schedule and the Plan meets the requirements of Section 401(a) of the Internal Revenue Code and Department of Labor Regulations under ERISA.

(d)	Represents the aggregate fair market value amount as of the grant date that was recognized for the stock award.

(e)	See section “Executive Compensation — Performance-Based Cash Incentives” above for description of the Executive Incentive Compensation Plan. The named executive officers annual incentive bonuses are derived based on the performance of the Corporation relative to pre-established objectives set forth in the above section. All non-equity incentive compensation was earned in 2009 and paid out in 2010.

(f)	Amounts represent cost of group term life insurance and other benefits, and for Mr. Paden, accrued amounts under his deferred compensation agreement.

(g)	The increase for Mr. Gulas’ salary for 2009 is due to the fact that Mr. Gulas was hired July 7, 2008 and therefore only a pro-rata portion of his salary was paid in 2008.
The primary elements of each executive officer’s total compensation reported in the above table are the executive officer’s base salary, annual incentive bonus, and long-term equity awards of stock options. Each executive officer also received other benefits as listed in column (b) and (e) and described in the footnotes to the table. Each of the executive officers is under an Employment Contract with the Corporation as described in the section entitled “EMPLOYMENT CONTRACTS OF EXECUTIVES” below.

Grants of Plan — Based Awards — Fiscal 2009
The following table sets forth information regarding incentive awards granted to the named executive officers for the fiscal year ending 2009 and should be read in conjunction with the Summary Compensation Table.

		Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards (a)			All Other Options	Exercise or	Grant Date
				Actual	Awards: Number	Base Price	Fair Value of
		Minimum	Maximum	Maximum	of Securities	of Option	Stock and
	Grant	Threshold	Threshold	Received	Underlying	Awards	Option Awards
Name	Date	($) (b)	($) (c)	($) (d)	Options (#)	($)	($)
Frank L. Paden		16,702	83,510	18,200	—	—	—
Carl D. Culp		9,856	49,280	13,375	—	—	—
John S. Gulas		7,875	78,750	38,973	—	—	—
Mark Graham		11,834	46,800	46,800

(a)	For 2009, there were two different performance-based incentive compensation plans in place for the executive officers. Mr. Paden, Mr. Culp and Mr. Gulas participated in the Executive Incentive Compensation Plan and Mr. Graham participated in the SVP Plan.

Payments under the Corporation’s Executive Incentive Plan for Mr. Paden, Mr. Culp and Mr. Gulas are based upon a pool of funds equal to 35% of the participants’ 2009 base salary. There is no minimum payout amount and the maximum payment would be $211,540 assuming all Plan criteria are fully accomplished for 2009. Each one of the four components measured under this Plan carries a different weight.

Mr. Paden did not achieve the minimum targets in benchmark one or two. Mr. Paden achieved 55.8% of the third benchmark for a payment of $9,319 and 53.5% of the fourth benchmark for a payment of $8,943 all of which totaled $18,200.

Mr. Gulas did not achieve the minimum target in benchmark one. Mr. Gulas achieved the maximum target of two of the three components in benchmark two (loan growth and deposit growth) for a payment of $15,750; 80.45% of benchmark three for a payment of $12,671 and 67% of benchmark four for a payment of $10,553 all of which totaled $38,973.

Mr. Culp did not achieve the minimum targets in benchmark one or two. Mr. Culp achieved 69% of benchmark three for a payment of $6,800 and 66.7% of benchmark four for a payment of $6,574 all of which totaled $13,375.

The payment under the SVP Plan to Mr. Graham is based upon a pool of funds equal to 40% of his 2009 base salary. There is no minimum payout amount and the maximum payment to Mr. Graham would be $46,800 assuming all plan criteria are fully accomplished for 2009. Each one of the five components measured under this Plan carries a different weight. During 2009, Mr. Graham achieved the maximum target under the first, third and fifth benchmarks all of which totaled $51,779. However, pay out under the plan is capped at 40% of his base salary of $117,000. This equated to a total payment of $46,800.

(b)	The minimum threshold payout available to each of the executive officers based on the total incentive compensation pool available in 2009 of $211,540 if each participant reached a minimum of one of the target goals for one of the four benchmarks available to him. The minimum payout would be the percentage allocated to that achieved benchmark based upon 35% of that participant’s 2009 base salary.

(c)	The maximum payout available to each of the executive officer’s based on the total incentive compensation pool available in 2009 of $211,540 if the participants reach 100% of each of the four benchmarks under the plan up to a maximum of 35% of each participant’s base salary for 2009.

(d)	The actual amount paid to each executive officer under the 2009 Executive Incentive Compensation Plan in 2009 based on the total incentive compensation pool available in 2009 of $211,540. Each participant’s actual bonus payment under the Plan shall not exceed 35% of such participant’s base salary for 2009. The salary for each of the above named participants is set forth in the table “Summary Compensation Table — Fiscal 2009 and Fiscal 2008” above.
Each of the non-equity incentive plan awards reported in the above table were granted under the Executive Incentive Compensation Plan. The material terms of these incentive awards are described under “Executive Compensation” above.

Deferred Compensation Agreements
In 1991, as a result of certain changes in the Internal Revenue Code, the Bank’s former pension plan was amended to reduce significantly the benefits of several key employees, including those of Mr. Paden. As a result, the Bank has entered into Deferred Compensation Agreements with Mr. Paden. Under the terms of the Deferred Compensation Agreements, upon retirement, Mr. Paden will receive monthly payments of $930.00 each for a period of two hundred and four (204) consecutive months. In the event that any payments remain payable to the executive officer at the time of his death, the remaining payments will be discounted to present value (at the rate of 6% compounded annually) and paid to his surviving spouse in a lump sum. If there is no surviving spouse, the lump sum payment will be made to the estate of the deceased executive. Payments will be prorated in the event the employee retires before the age of 65, and will be increased if he retires after the age of 65. These agreements are funded by life insurance policies owned by the Bank, on which the Bank is the beneficiary and on which the Bank pays the premiums. These agreements also provide that these executive officers will be available to perform consulting services for the Bank during the period they are receiving these payments, and prohibit them from entering into competition with the Bank during that same period.
EMPLOYMENT CONTRACTS OF EXECUTIVES
The Corporation has entered into employment contracts with Frank L. Paden, Carl D. Culp, Mark L. Graham, and Kevin J. Helmick in December of 2008 and John S. Gulas in January of 2009. The Corporation desires to provide for the continued employment of these executives resulting in continuity of management for the future. Each employment contract for each respective executive provides the following terms and conditions of employment:
•	Each executive shall have a term of employment commencing on the date of the employment contract and continuing for a period of 36 months. The term of the contract shall automatically be renewed in 36-month increments, unless written notice of termination is provided by either party at least 90 days prior to the expiration of the then current term. The agreement shall continue until terminated pursuant to its terms.

•	The base salary of each executive will be reviewed by the Bank on an annual basis.

•	Each executive is eligible to participate in the Executive Incentive Compensation Plan, according to terms and conditions applicable to all other executives and the stock option plan of the Bank and any successor plan.

•	Each agreement also contains customary provisions regarding post-employment competition and anti-solicitation, vacations, insurance and expense reimbursements.

•	The executive may be terminated without cause provided that 30 days’ advance written notice is provided to the other party and for cause without advance notice as that term is described in the agreement.

•	If the executive’s employment is terminated by the Bank “without cause”, or by executive for “good cause” or a change in control of the Corporation occurs and the executive is not offered a position that is substantially similar in terms of duties, responsibilities, pay and benefits, in addition to the above compensation, the executive shall receive (i) a lump sum payment payable within 30 days of termination equal to any unused vacation time, (ii) 72 bi-monthly severance installment payments equal to the greater of (A) the bi-monthly installment payment in executive’s Employment Agreement in effect as of the date hereof (* see below for payment amounts), or (B) 1/24 of his highest annual salary in effect within 12 months of termination, less appropriate withholdings and (iii) participation in the Executive Incentive Compensation Plan or other similar programs then in effect on a pro-rata basis for a portion of the incentive period proceeding termination.

•	If the executive’s employment is terminated “for cause” by the Bank or by the executive “without cause” the executive is not entitled to any severance payments. Upon termination for disability or death, the executive or the executive’s estate is entitled to receive only a lump sum payment for unused vacation time and a pro-rata participation in the Executive Incentive Compensation Plan.

Potential Payments upon Termination or Change in Control
The Bank has entered into an employment agreement with each of the executive officers as described in the section above entitled “EMPLOYMENT CONTRACTS OF EXECUTIVES”. See also the section “Deferred Compensation Agreements.”
Under the employment agreement, for each executive other than Mr. Helmick, if the executive’s employment is terminated by the Bank “without cause”, or by executive for “good cause” (as defined in the agreement) or if a change in control of the Corporation occurs and the executive is not offered a position that is substantially similar in terms of duties, responsibilities, pay and benefits, the executive shall receive (i) a lump sum payment payable within 30 days of termination equal to any unused vacation time, (ii) 72 bi-monthly severance installment payments equal to the greater of (A) the bi-monthly installment payment in executive’s Employment Agreement in effect as of the date hereof (* see below for payment amounts), or (B) 1/24 of his highest annual salary in effect within 12 months of termination, less appropriate withholdings and (iii) that amount earned for participation in the Executive Incentive Compensation Plan or other similar programs then in effect on a pro-rata basis for a portion of the incentive period preceding termination.
Under Mr. Helmick’s employment agreement, if he is terminated by the Bank “without cause”, or by executive for “good cause” (as defined in the agreement) or if a change in control of the Corporation occurs and the executive is not offered a position that is substantially similar in terms of duties, responsibilities, pay and benefits, the executive shall receive (i) a lump sum payment payable within 30 days of termination equal to any unused vacation time, (ii) 72 bi-monthly severance installment payments equal to 1/24 of his annualized W-2 income at the time of his termination and (iii) that amount earned for participation in the Executive Incentive Compensation Plan or other similar programs then in effect on a pro-rata basis for a portion of the incentive period preceding termination.
Upon termination due to disability or death, each executive’s estate will be entitled to a lump sum payment equal to any unused vacation time and that amount earned for participation in the Executive Incentive Compensation Plan or any other similar program then in effect on a pro-rata basis for the portion of the inventive period preceding death or disability.
The following table lists the named executives and the estimated amounts they would have become entitled to receive upon termination or a change of control if such event had occurred on December 31, 2009.

		Bank terminates		Bank terminates
		executive’s		executive’s employment
		employment for cause	Executive’s	without cause or by
	Total Compensation	or executive	employment is	executive for good
	prior to termination or	terminates without	terminated due to	reason or upon change
Name	a change in control (1)	good reason (2)	disability or death (3)	in control (4)
Frank L. Paden	$282,939	—	—	$734,024
John S. Gulas	$249,516	—	—	$651,477
Carl D. Culp	$159,674			$435,799
Mark L. Graham	$169,244	—	—	$400,392
Kevin J. Helmick	$136,529	—	—	$398,448

(1)	See “Summary Compensation Table — Fiscal 2009 and Fiscal 2008” above.

(2)	If the Bank terminates any of the named Executive Officers for cause or executive terminates his employment without good reason, the Bank shall have no obligations to pay severance to the executive after the date of termination.

(3)	Unused vacation time at the time of disability or death and a pro-rata portion of his portion of the 2009 Executive Incentive Compensation Plan.

(4)	Total value is comprised of the following three sums:

Each of the executive officer’s unused vacation time is equal to $0.

72 bi-monthly installment payments of the following: Mr. Paden’s bi-monthly installment payment is equal to $9,942; Mr. Gulas’ bi-monthly installment payment is equal to $8,507; Mr. Culp’s bi-monthly installment payment is equal to $5,867; Mr. Graham’s bi-monthly installment payment is equal is $4,911; and Mr. Helmick’s bi-monthly installment payment is equal to $5,534.

The Executive Incentive Compensation Plan is based on calendar year results and therefore allocation of such compensation for each executive officer’s as of December 31, 2009 is the full year for such compensation plan. Mr. Paden’s portion of the 2009 Executive Incentive Compensation Plan is equal to $18,200; Mr. Gulas’ portion of the 2009 Executive Incentive Compensation Plan is equal to $38,973; Mr. Culp’s portion of the 2009 Executive Incentive Compensation Plan is equal to $13,375; and Mr. Graham’s portion of the SVP Plan for 2009 is equal to $46,800.

(5)	In addition to the compensation listed, upon retirement, Mr. Paden is entitled to receive additional compensation pursuant to his Deferred Compensation Agreement. See “Deferred Compensation Agreements” above.
Upon termination for any reason, each of the executive officers shall be subject to a one-year non-compete which shall prevent such individual from working for a competitor of the Corporation or the Bank unless such executive’s term of employment was not renewed.
Upon termination for any reason, each of the executive officers shall be subject to a one-year non-solicitation of customers which shall prevent such individual from soliciting business from any customer or client of the Bank at the time of executive’s termination.
Upon termination for any reason, each of the executive officers shall be subject to a two-year non-solicitation of employees which shall prevent such individual from employing, attempting to employ or soliciting for employment any individual who is employed by the Bank at the time of executive’s termination.
The Compensation Committee of the Board has approved the terms of each of the executive’s officers employment contracts.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth the incentive stock options granted to the Corporation’s Chief Operating Officer under the Farmers National Banc Corp. 1999 Stock Option Plan. This plan has subsequently been terminated in March 2009. The Compensation Committee of the Board has approved the grants of incentive stock options described below. No options have been exercised.

	Number of Securities
	Underlying Unexercised
	Options Which are	Exercise Price (2)
Name	Exercisable (1)	Per Share	Expiration Date
John S. Gulas	5,000	$6.55	7/22/2013

(1)	As part of his Employment Agreement with the Bank, the Options granted to Mr. Gulas on July 22, 2008 are incentive stock options, and are exercisable equally over a five-year vesting period; however, all options become immediately exercisable in the event of a change in control of the Corporation. These options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. All options granted have been vested and are exercisable.

(2)	Exercise price is the fair market value on the date of the grant.

DIRECTOR COMPENSATION TABLE
The following table presents information regarding the compensation paid during the fiscal year 2009 to its Non-Employee Directors. The compensation paid to Mr. Paden, the CEO, for director services, is included in the Summary Compensation Table and the related explanatory tables herein.

Name of Director	Fees Earned or Paid in Cash ($)*	Total ($)
Benjamin R. Brown	27,000	27,000
Anne Frederick Crawford	28,000	28,000
James R. Fisher	28,000	28,000
Joseph D. Lane	28,000	28,000
Ralph D. Macali	29,000	29,000
Earl R. Scott	29,000	29,000
Ronald V. Wertz	28,000	28,000

*	Directors received a monthly retainer of $1,000 for serving on the Board. In addition, these directors received a $500 fee for each of the committee meetings attended.
AVAILABLE INFORMATION
The Corporation is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission’s regional offices at 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604. Copies of such material may be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.
INCORPORATION OF CERTAIN FINANCIAL INFORMATION BY REFERENCE
The following documents and information filed by the Corporation are hereby incorporated by reference herein:
(i) Annual Report on Form 10-K filed on March 16, 2010 for its most recent fiscal year;
(ii) Quarterly Reports on Form 10-Q filed since its most recent Annual Report on Form 10-K;
(iii) Proxy Statement filed in connection with its most recent Annual Meeting of Shareholders;
and all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

The Corporation will provide upon oral or written request and without charge to each person to whom this proxy statement is delivered, including any beneficial owner, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). The public may read and copy any materials so filed with the Commission at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549 and/or obtain information on the operation of the public Reference Room by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports and other information regarding registrants that file electronically with the Commission, which can be obtained at http://www.sec.gov. Written requests for documents should be directed to the Corporation at:
Farmers National Bank of Canfield
20 South Broad Street
P. O. Box 555
Canfield, Ohio 44406
Attn: Carl D. Culp
(330) 533-3341
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
Crowe Horwath LLP has served as the Corporation’s independent public accountant for the fiscal year ending December 31, 2009. They have served in that capacity since 2003. Crowe Horwath LLP is expected to have a representative present at the Special Meeting, will be available to respond to appropriate shareholder questions, and will have an opportunity to make a statement if they desire to do so.
SHAREHOLDER PROPOSALS
Any shareholder proposal intended to be placed in the proxy statement for the 2011 Annual Meeting to be held in April 2011 must be received by the Corporation no later than November 19, 2010. Written proposals should be sent to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, PO Box 555, Canfield, Ohio 44406. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Commission. Reference is made to Rule 14a-8 under the Exchange Act for information concerning the content and form of such proposal and the manner in which such proposal must be made.
SHAREHOLDERS SHARING AN ADDRESS
The Corporation has adopted a procedure called “householding” which is approved by the Commission. Under this procedure, the Corporation is delivering one copy of this proxy statement to multiple shareholders who share the same mailing address unless the Corporation has received contrary instructions from an affected shareholder. By adopting this procedure, the Corporation will reduce its printing costs, mailing costs and fees. Shareholders will continue to receive separate proxy cards.
The Corporation will promptly deliver without charge a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered upon receipt of an oral or written request. To receive a separate copy of the proxy statement, a shareholder may write or call the Corporation at:
Investor Relations
Farmers National Bank
20 South Broad Street
PO Box 555
Canfield, Ohio 44406
1-888-988-3276

OTHER BUSINESS
The Board does not know of any other business to be presented at the Special Meeting and does not intend to bring other matters before the Special Meeting. However, if any other matters properly come before the Special Meeting, it is intended that the persons named in the proxy will vote thereon according to their best judgment and interest of the Corporation.
May __, 2010
BY ORDER OF THE BOARD OF DIRECTORS,
FRANK L. PADEN, PRESIDENT & SECRETARY

FARMERS NATIONAL BANC CORP.
ATTN: SUSAN E. BETTER
20 SOUTH BROAD STREET
P.O. BOX 555
CANFIELD, OH 44406
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24728-Z52890	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FARMERS NATIONAL BANCCORP.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.     To approve an amendment to Article IV of the Articles of Incorporation authorizing a class of 1,000,000 Preferred Shares, without par value. Please give your instructions by marking the box of your choosing.
	☐	☐	☐

2. To approve an amendment to Article XIII of the Articles of Incorporation to eliminate pre-emptive rights. Please give your instructions by marking the box of your choosing.	☐	☐	☐

3.     To approve an amendment to Article XIV of the Articles of Incorporation to eliminate shareholder approval required to leverage the assets of the Corporation to secure payment or performance of any contract, note, bond or other obligation of the Corporation.
	☐	☐	☐

4.     To approve an amendment to add Article XVI to the Articles of Incorporation to provide for simple majority voting to amend the terms of the Articles of Incorporation. Please give your instructions by marking the box of your choosing.
	☐	☐	☐

5.     To approve an amendment to Article XI the Code of Regulations to authorize the Board of Directors to amend the Code of Regulations, to the extent permitted under Ohio law. Please give your instructions by marking the box of your choosing.
	☐	☐	☐

6.     To approve an amendment to Article II, Section 6 of the Code of Regulations to provide that those shareholders present in person, by proxy, or by the use of communications equipment at any meeting of shareholders shall constitute a quorum. Please give your instructions by marking the box of your choosing.
	☐	☐	☐

7. To approve the 2010 Replacement Equity Plan. Please give your instructions by marking the box of your choosing.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

M24729-Z52890

FARMERS NATIONAL BANC CORP.
Special Meeting of Shareholders
June 2, 2010 3:30 PM
This proxy is solicited by the Board of Directors
The undersigned shareholder hereby appoints Barbara C. Fisher, Edward A. Ort and Robert N. Rusu, Jr. or any one of them (each with full power to act alone), my true and lawful attorney(s) with full power of substitution, to vote as designated on the reverse side of this ballot, all of the common shares of Farmers National Banc Corp. standing in my name on its books on April 19, 2010 that the shareholder is entitled to vote at the Special Meeting of its Shareholders to be held at the Mill Creek MetroParks, Kenneth F. McMahon Hall, 7574 Columbiana-Canfield Road, Canfield, Ohio 44406 on Wednesday, June 2, 2010 at three-thirty o’clock (3:30) P.M. Eastern Time and any adjournment or postponement thereof with all the powers the undersigned would possess if personally present.
In the absence of instructions to the contrary, this proxy confers authority to the vote and will be voted “For” each proposal listed. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.
If you do attend the Special Meeting, you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.
Continued and to be signed on reverse side

Appendix A
Amendment
to the
Articles of Incorporation
Of
Farmers National Banc Corp.
RESOLVED, that Article IV of the Articles of Incorporation, as amended, of Farmers National Banc Corp. be, and it hereby is, amended in its entirety to read as follows:
ARTICLE IV
The aggregate number of shares of stock of all classes which the corporation shall have authority to issue is twenty-five million (25,000,000) shares, of which twenty-four million (24,000,000) shall be common shares, without par value (“Common Shares”) and of which one million (1,000,000) shall be preferred shares, without par value (“Preferred Shares”). Furthermore, the corporation, through its Board of Directors shall have the power to purchase, hold, sell and transfer its own shares.
The shares of such classes shall have the following express terms:
EXPRESS TERMS OF THE COMMON SHARES
The Common Shares shall be subject to the express terms of the Preferred Shares and any series thereof. Each Common Share shall be equal to every other Common Share and except as otherwise provided by law, the holders thereof shall be entitled to one vote for each Common Share on all matters voted upon by shareholders of the corporation.
EXPRESS TERMS OF THE PREFERRED SHARES
(A) The Board of Directors of the corporation is hereby granted the authority, subject to the provisions of this Article IV and to the limitations prescribed by law, to classify the unissued Preferred Shares into one or more series and with respect to each such series to fix by resolution providing for the issuance of such series the terms, including the preferences, rights and limitations, of such series. Each series shall consist of such number of shares as shall be stated in the resolution providing for the issuance of such series together with such additional number of shares as the Board of Directors by resolution may from time to time determine to issue as a part of the series. The Board of Directors may from time to time decrease the number of shares of any series of Preferred Shares (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof and restoring such unissued shares to the status of authorized but unissued Preferred Shares.
The authority of the Board of Directors with respect to each series of Preferred Shares shall include, but not be limited to, the determination or fixing of the following:
(i) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of the series.
(ii) The dividend rate, if any, of the series, the conditions and dates upon which any dividends shall be payable, the relation which the dividends payable on the series shall bear to the dividends payable on any other class or classes of shares or any other series of Preferred Shares, and whether the dividends shall be cumulative, noncumulative or partially cumulative.
(iii) Whether the shares of the series shall be subject to redemption by the corporation and whether such redemption is at the option of the corporation, the holder of shares of the series or any other person, and, if made subject to redemption, the times, prices and other terms and conditions of the redemption.

(iv) The rights of the holders of the shares of the series upon the dissolution of, or upon the distribution of assets of, the corporation, and the amount payable on the shares of the series in the event of voluntary or involuntary liquidation of the corporation.
(v) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.
(vi) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of shares of the corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of the conversion or exchange.
(vii) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.
(viii) Any other rights, preferences or limitations of the shares of such series as may be permitted by law.
The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (i) through (viii), inclusive, of this Section A.
(B) The holders of shares of each series of Preferred Shares shall be senior to the Common Shares in payment of dividends and payment in respect of liquidation or dissolution.
(C) Except as otherwise required by law or as may be stated in the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Shares, no holder of Preferred Shares of any series shall have any right to vote Preferred Shares on any matters voted upon by shareholders of the corporation.

Appendix B
Amendment
to the
Articles of Incorporation
Of
Farmers National Banc Corp.
RESOLVED, that Article XIII of the Articles of Incorporation, as amended, of Farmers National Banc Corp. be, and it hereby is, amended in its entirety to read as follows:
ARTICLE XIII
Except as may be specifically designated by the Board of Directors pursuant to Article IV, no holder of shares of the corporation of any class, as such, shall have the preemptive right to subscribe for or to purchase any shares of any class of the corporation or any other securities of the corporation, including any warrant, right or option to any share or other security, whether such share or security of such class are now or hereafter authorized.

Appendix C
Amendment
to the
Articles of Incorporation
Of
Farmers National Banc Corp.
RESOLVED, that Article XVI of the Articles of Incorporation, as amended, of Farmers National Banc Corp. be, and it hereby is, amended in its entirety to read as follows:
ARTICLE XVI
Unless otherwise provided herein, any amendments to the Articles of Incorporation may be made from time to time by the affirmative vote of the holders of a majority of the outstanding voting stock of the corporation.

Appendix D
Amendment
to the
Amended Code of Regulations
Of
Farmers National Banc Corp.
RESOLVED, that Article XI of the Code of Regulations, as amended, of Farmers National Banc Corp. be, and it hereby is, added in its entirety to read as follows:
ARTICLE XI
These Regulations may be amended or repealed at any meeting of shareholders called for that purpose, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, by the Board of Directors unless a provision of the Ohio Revised Code reserves the authority to amend such proposal to the shareholders.

Appendix E
Amendment
to the
Amended Code of Regulations
Of
Farmers National Banc Corp.
RESOLVED, that Article II, Section 6 of the Code of Regulations, as amended, of Farmers National Banc Corp. be, and it hereby is, added in its entirety to read as follows:
Article II
Section 6. QUORUM.
The shareholders present in person, by proxy, or by the use of communications equipment at any meeting of shareholders shall constitute a quorum for such meeting, but no action required by law, the articles, or the regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion, except when a greater proportion is required by law or the Articles of Incorporation.
At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law or the Articles of Incorporation.
The holders of a majority of the voting shares represented at any meeting, whether or not a quorum is present, may adjourn such meeting from time to time and from place to place without notice other than by announcement at the meeting, except when a greater proportion is required by law or the Articles of Incorporation.

Appendix F
2010 Replacement Equity Plan
Farmers National Banc Corp.
Article 1
Purpose and Effective Date
1.1 Purpose. The purpose of this 2010 Replacement Equity Plan of Farmers National Banc Corp. is to promote the long-term financial success of Farmers National Banc Corp., increasing stockholder value by providing employees and directors the opportunity to acquire an ownership interest in Farmers National Banc Corp. and enabling Farmers National Banc Corp. and its related entities to attract and retain the services of the employees and directors upon whom the successful conduct of Farmers National Banc Corp.’s business depends.
1.2 Effective Date. This Plan shall be effective when it is adopted by Farmers National Banc Corp.’s board of directors and approved thereafter by the affirmative vote of Farmers National Banc Corp. stockholders in accordance with applicable rules and procedures, including those in Internal Revenue Code section 422 and Treasury Regulation section 1.422-3. Any award granted under this Plan before stockholder approval shall be null and void if stockholders do not approve the Plan within 12 months after the Plan’s adoption by Farmers National Banc Corp.’s board of directors. Subject to Article 12, the Plan shall continue until the tenth anniversary of the date it is approved by Farmers National Banc Corp.’s board of directors.
Article 2
Definitions
When used in this Plan, the following words, terms, and phrases have the meanings given in this Article 2 unless another meaning is expressly provided elsewhere in this document or is clearly required by the context. When applying these definitions and any other word, term, or phrase used in this Plan, the form of any word, term, or phrase shall include any and all of its other forms.
2.1 Award means a grant of (a) the right under Article 6 to purchase Farmers National Banc Corp. common stock at a stated price during a specified period (an “Option”), which Option may be (x) an Incentive Stock Option that on the date of the Award is identified as an Incentive Stock Option, satisfies the conditions imposed under Internal Revenue Code section 422, and is not later modified in a manner inconsistent with Internal Revenue Code section 422 or (y) a Nonqualified Stock Option, meaning any Option that is not an Incentive Stock Option, or (b) Restricted Stock or Restricted Stock Unit, meaning a share or right to receive a share of Farmers National Banc Corp. common stock granted to a Participant contingent upon satisfaction of conditions described in Article 7, or (c) Performance Shares, meaning shares of Farmers National Banc Corp. common stock granted to a Participant contingent upon satisfaction of conditions described in Article 8, or (d) a Stock Appreciation Right or “SAR,” meaning an Award granted under Article 9 and consisting of the potential appreciation of the shares of Farmers National Banc Corp. common stock underlying the Award.
2.2 Award Agreement means the written or electronic agreement between Farmers National Banc Corp. and each Participant containing the terms and conditions of an Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan shall govern.
2.3 Covered Officer means those Employees whose compensation is or likely will be subject to limited deductibility under Internal Revenue Code section 162(m) as of the last day of any calendar year.
2.4 Director means a person who, on the date an Award is made to him or to her, is not an Employee but who is a member of Farmers National Banc Corp.’s board of directors, a member of the board of directors of a Related Entity, or a member of the governing body of any unincorporated Related Entity. For purposes of applying this definition, a Director’s status shall be determined as of the date an Award is made to him or to her.

2.5 Employee means any person who, on any applicable date, is a common law employee of Farmers National Banc Corp. or a Related Entity. A worker who is not classified as a common law employee but who is subsequently reclassified as a common law employee for any reason and on any basis shall be treated as a common law employee solely from the date reclassification occurs. Reclassification shall not be applied retroactively for any purpose of this Plan.
2.6 Exercise Price means the amount, if any, a Participant must pay to exercise an Award.
2.7 Fair Market Value means the value of one share of Farmers National Banc Corp. common stock, determined according to the following rules: (x) if Farmers National Banc Corp. common stock is traded on an exchange or on an automated quotation system giving closing prices, the reported closing price on the relevant date if the date is a trading day and otherwise on the next trading day, (y) if Farmers National Banc Corp. common stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if the date is a trading day and otherwise on the next trading day, or (z) if neither clause (x) nor clause (y) applies, the fair market value as determined by the Plan Committee in good faith and, for Incentive Stock Options, consistent with the rules prescribed under Internal Revenue Code section 422.
2.8 Farmers National Banc Corp. means Farmers National Banc Corp., an Ohio corporation. Except for purposes of determining whether a Change in Control has occurred (according to Article 11), the term Farmers National Banc Corp. also means any corporation or entity that is a successor to Farmers National Banc Corp. or substantially all of its assets and that assumes the obligations of Farmers National Banc Corp. under this Plan by operation of law or otherwise.
2.9 Internal Revenue Code means the Internal Revenue Code of 1986, as amended or superseded after the date this Plan becomes effective under section 1.2, and any applicable rulings or regulations issued under the Internal Revenue Code of 1986.
2.10 Participant means an Employee or Director to whom an Award is granted, for as long as the Award remains outstanding.
2.11 Plan means this 2010 Replacement Equity Plan of Farmers National Banc Corp., as amended from time to time.
2.12 Plan Committee means a committee of Farmers National Banc Corp.’s board of directors consisting entirely of individuals (a) who are outside directors as defined in Treasury Regulation section 1.162-27(e)(3)(i), (b) who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (c) who do not receive remuneration from Farmers National Banc Corp. or any Related Entity in any capacity other than as a director, except as permitted under Treasury Regulation section 1.162-27(e)(3), and (d) who are independent directors within the meaning of The Nasdaq Stock Market, Inc.’s rules. The Plan Committee shall consist of at least three individuals.
2.13 Plan Year means Farmers National Banc Corp.’s fiscal year.
2.14 Related Entity means an entity that is or becomes related to Farmers National Banc Corp. through common ownership, as determined under Internal Revenue Code section 414(b) or (c) but modified as permitted under Treasury Regulation section 1.409A-1(b)(5)(iii)(E) and any successor to those regulations.
2.15 Restricted Stock means a share of Farmers National Banc Corp. common stock, without par value, granted under Article 7 of this Plan or a Restricted Stock Unit representing the right to receive a share of Farmers National Banc Corp., without par value, granted under Article 7 of this Plan.

Article 3
Participation
3.1 Awards to Employees. Consistent with the terms of the Plan and subject to section 3.3, the Plan Committee alone shall decide which Employees will be granted Awards, shall specify the types of Awards granted to Employees, and shall determine the terms upon which Awards are granted and may be earned. The Plan Committee may establish different terms and conditions for each type of Award granted to an Employee and for each Employee receiving the same type of Award, regardless of whether the Awards are granted at the same or different times. The Plan Committee shall have exclusive authority to determine whether an Award qualifies or is intended to qualify for the exemption from the deduction limitations of Internal Revenue Code section 162(m) for performance-based compensation.
3.2 Awards to Directors. Farmers National Banc Corp.’s board of directors alone may grant to Directors Nonqualified Stock Options under section 6.1 and Restricted Stock or Restricted Stock Units under section 7.1.
3.3 Conditions of Participation. By accepting an Award, each Employee and Director agrees (x) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Plan Committee (or Farmers National Banc Corp.’s board of directors, as appropriate), and (y) that the Plan Committee (or Farmers National Banc Corp.’s board of directors, as appropriate) may amend the Plan and the Award Agreements without any additional consideration if necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the Award Agreement, or both before the amendment.
Article 4
Administration
4.1 Duties. The Plan Committee is responsible for administering the Plan and shall have all powers appropriate and necessary for that purpose. Consistent with the Plan’s objectives, Farmers National Banc Corp.’s board of directors and the Plan Committee may adopt, amend, and rescind rules and regulations relating to the Plan to protect Farmers National Banc Corp.’s and Related Entities’ interests. Consistent with the Plan’s objectives, Farmers National Banc Corp.’s board of directors and the Plan Committee shall have complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Actions of Farmers National Banc Corp.’s board of directors and the Plan Committee shall be final, binding, and conclusive for all purposes and upon all persons.
4.2 Delegation of Duties. In its sole discretion, Farmers National Banc Corp.’s board of directors and the Plan Committee may delegate ministerial duties associated with the Plan to any person that it deems appropriate, including an Employee. However, neither Farmers National Banc Corp.’s board of directors nor the Plan Committee shall delegate a duty it must discharge to comply with the conditions for exemption of performance-based compensation from the deduction limitations of section 162(m).
4.3 Award Agreement. As soon as administratively practical after an Award is made, the Plan Committee or Farmers National Banc Corp.’s board of directors shall prepare and deliver an Award Agreement to each affected Participant. The Award Agreement shall –
(a)	describe the terms of the Award, including the type of Award and when and how the Award may be exercised or earned,

(b)	state the Exercise Price, if any, associated with the Award,

(c)	state how the Award will or may be settled,

(d)	if different from the terms of the Plan, describe (x) any conditions that must be satisfied before the Award is earned or may be exercised, (y) any objective restrictions placed on the Award and any performance-related conditions and performance criteria that must be satisfied before those restrictions are released, and (z) any other applicable terms and conditions affecting the Award.
4.4 Restriction on Repricing. Regardless of any other provision of this Plan or an Award Agreement, neither Farmers National Banc Corp.’s board of directors nor the Plan Committee may reprice (as defined under rules of the New York Stock Exchange or The Nasdaq Stock Market) any Award unless the repricing is approved in advance by Farmers National Banc Corp.’s stockholders acting at a meeting.
Article 5
Limits on Stock Subject to Awards
5.1 Number of Authorized Shares of Stock. With any adjustments required by section 5.4, the maximum number of shares of Farmers National Banc Corp. common stock that may be subject to Awards under this Plan is 1,200,000. The shares of Farmers National Banc Corp. common stock to be delivered under this Plan may consist in whole or in part of treasury stock or authorized but unissued shares not reserved for any other purpose. In the case of Awards issued to any person who is not an Employee, however, the shares of Farmers National Banc Corp. common stock to be delivered under this Plan may consist solely of treasury stock and may not consist of authorized but unissued shares, unless preemptive rights are eliminated from the Articles of Incorporation of Farmers National Banc Corp.
5.2 Award Limits and Annual Participant Limits. (a) Award Limits. Of the shares authorized under section 5.1, up to 600,000 may be reserved for issuance under Incentive Stock Options.
(b) Annual Participant Limits. The aggregate number of shares of Farmers National Banc Corp. common stock underlying Awards granted under this Plan to an individual Participant in any Plan Year (including but not limited to Options and SARs), regardless of whether the Awards are thereafter canceled, forfeited, or terminated, shall not exceed 5% of the total number of shares issuable under the Plan (60,000 shares). This annual limitation is intended to include the grant of all Awards, including but not limited to Awards representing performance-based compensation described in Internal Revenue Code section 162(m)(4)(C).
5.3 Share Accounting. (a) As appropriate, the number of shares of Farmers National Banc Corp. common stock available for Awards under this Plan shall be conditionally reduced by the number of shares of Farmers National Banc Corp. common stock subject to outstanding Awards, including the full number of shares underlying SARs.
(b) As appropriate, the number of shares of Farmers National Banc Corp. common stock available for Awards under this Plan shall be absolutely reduced by (x) the number of shares of Farmers National Banc Corp. common stock issued through Option exercises, (y) the number of shares of Farmers National Banc Corp. common stock issued because of satisfaction of the terms of an Award Agreement for Performance Shares or Restricted Stock that, by the terms of the applicable Award Agreement, are to be settled in shares of Farmers National Banc Corp. common stock, and (z) the full number of shares of Farmers National Banc Corp. common stock underlying an earned and exercised SAR.

(c) As appropriate, shares of Farmers National Banc Corp. common stock subject to an Award that for any reason is forfeited, cancelled, terminated, relinquished, exchanged, or otherwise settled without the issuance of Farmers National Banc Corp. common stock or without payment of cash equal to the Award’s Fair Market Value or the difference between the Award’s Fair Market Value and the Award’s Exercise Price, if any, may again be granted under the Plan. If the Exercise Price of an Award is paid in shares of Farmers National Banc Corp. common stock, the shares received by Farmers National Banc Corp. in payment shall not be added to the maximum aggregate number of shares of Farmers National Banc Corp. common stock that may be issued under section 5.1.
5.4 Adjustment in Capitalization. If after the date this Plan becomes effective under section 1.2 there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting Farmers National Banc Corp. common stock, then consistent with the applicable provisions of Internal Revenue Code sections 162(m), 409A, 422, and 424 and associated regulations and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Plan Committee shall, in a manner the Plan Committee considers equitable, adjust (a) the number of Awards that may be granted to Participants during a Plan Year, (b) the aggregate number of shares available for Awards under section 5.1 or subject to outstanding Awards, as well as any share-based limits imposed under this Plan, (c) the respective Exercise Price, number of shares, and other limitations applicable to outstanding or subsequently granted Awards, and (d) any other factors, limits, or terms affecting any outstanding or subsequently granted Awards.
Article 6
Options
6.1 Grant of Options. Subject to Article 10 and the terms of the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant Incentive Stock Options and Nonqualified Stock Options to Employees and Farmers National Banc Corp.’s board of directors may grant Nonqualified Stock Options to Directors. Unless an Award Agreement provides otherwise, Options awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A. All Option Award Agreements shall be construed and administered consistent with that intention.
6.2 Exercise Price. Except as necessary to implement section 6.6, each Option shall have an Exercise Price per share at least equal to the Fair Market Value of a share of Farmers National Banc Corp. common stock on the date of grant, meaning the closing price on the date of grant if Farmers National Banc Corp. common stock is traded on an exchange or on an automated quotation system giving closing prices (or the closing price on the next trading day if the grant date is not a trading day). However, the Exercise Price per share of an Incentive Stock Option shall be at least 110% of the Fair Market Value of a share of Farmers National Banc Corp. common stock on the date of grant for any Incentive Stock Option issued to an Employee who, on the date of grant, owns (as defined in Internal Revenue Code section 424(d)) Farmers National Banc Corp. common stock possessing more than 10% of the total combined voting power of all classes of stock (or the combined voting power of any Related Entity), determined according to rules issued under Internal Revenue Code section 422.
6.3 Exercise of Options. Subject to Article 10 and any terms, restrictions, and conditions specified in the Plan and unless specified otherwise in the Award Agreement, Options shall be exercisable at the time or times specified in the Award Agreement, but (x) no Incentive Stock Option may be exercised more than ten years after it is granted, or more than five years after it is granted in the case of an Incentive Stock Option granted to an Employee who on the date of grant owns (as defined in Internal Revenue Code section 424(d)) Farmers National Banc Corp. common stock possessing more than 10% of the total combined voting power of all classes of stock or the combined voting power of any Related Entity, determined under rules issued under Internal Revenue Code section 422, (y) no Nonqualified Stock Option granted to a Director shall be exercisable more than ten years after it is granted, and (z) Nonqualified Stock Options not granted to Directors shall be exercisable for the period specified in the Award Agreement, but not more than ten years after the grant date if no period is specified in the Award Agreement.

6.4 Incentive Stock Options. Despite any provision in this Plan to the contrary –
(a) no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Internal Revenue Code section 422 or, without the consent of the affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment provided by Internal Revenue Code section 421,
(b) the aggregate Fair Market Value of the Farmers National Banc Corp. common stock (determined as of the date of grant) for which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under all stock option plans of Farmers National Banc Corp. and all Related Entities shall not exceed $100,000 (or other amount specified in Internal Revenue Code section 422(d)), determined under rules issued under Internal Revenue Code section 422, and
(c) no Incentive Stock Option shall be granted to a person who is not an Employee on the grant date.
6.5 Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid according to procedures described in the Award Agreement. The Plan Committee shall establish acceptable methods and forms of payment of the Exercise Price, which may include but are not limited to: (x) payment in cash or a cash equivalent, (y) actual or constructive transfer by the Participant to Farmers National Banc Corp. of unrestricted shares of Farmers National Banc Corp. common stock as partial or full payment of the Exercise Price, either by actual delivery of the shares or by attestation, with each share valued at the Fair Market Value of a share of Farmers National Banc Corp. common stock on the exercise date, or (z) a form of cashless exercise or net exercise of the Option. In its sole discretion the Plan Committee may withhold its approval for any method of payment for any reason, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for Farmers National Banc Corp. or the Participant, or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and guidance. A Participant may exercise an Option solely by sending to the Plan Committee or its designee a completed exercise notice in the form prescribed by the Plan Committee along with payment, or designation of an approved payment procedure, of the Exercise Price.
6.6 Substitution of Options. In Farmers National Banc Corp.’s discretion, persons who become Employees as a result of a transaction described in Internal Revenue Code section 424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under section 424.
6.7 Rights Associated With Options. A Participant holding an unexercised Option shall have no voting or dividend rights associated with shares underlying the unexercised Option. The Option shall be transferable solely as provided in section 14.1. Unless otherwise specified in the Award Agreement or as otherwise specifically provided in the Plan, Farmers National Banc Corp. common stock acquired by Option exercise shall have all dividend and voting rights associated with Farmers National Banc Corp. common stock and shall be transferable, subject to applicable federal securities laws, applicable requirements of any national securities exchange or system on which shares of Farmers National Banc Corp. common stock are then listed or traded, and applicable blue sky or state securities laws.

Article 7
Restricted Stock
7.1 Grant of Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant shares of Restricted Stock to Employees and Farmers National Banc Corp.’s board of directors may grant shares of Restricted Stock to Directors. Restricted Stock may be granted at no cost or at a price per share determined by the Plan Committee or the board of directors, which may be less than the Fair Market Value of a share of Farmers National Banc Corp. common stock on the date of grant.
7.2 Earning Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement and unless otherwise specified in the Award Agreement –
(a) terms, restrictions, and conditions imposed on Restricted Stock granted to Employees and Directors shall lapse as described in the Award Agreement,
(b) during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, Restricted Stock and any shares of common stock issuable as a dividend or other distribution on the Restricted Stock shall be held by Farmers National Banc Corp. as escrow agent,
(c) at the end of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, the Restricted Stock shall be (x) forfeited if all terms, restrictions, and conditions described in the Award Agreement are not satisfied (with a refund, without interest, of any consideration paid by the Participant), or (y) released from escrow and distributed to the Participant as soon as practicable after the last day of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined if all terms, restrictions, and conditions specified in the Award Agreement are satisfied. Any Restricted Stock Award relating to a fractional share of Farmers National Banc Corp. common stock shall be rounded to the next whole share when settled.
7.3 Rights Associated With Restricted Stock. During the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined and unless the Restricted Stock Award Agreement specifies otherwise, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Except as otherwise required for compliance with the conditions for exemption of performance-based compensation from the deduction limitations of Internal Revenue Code section 162(m) and except as otherwise required by the terms of the applicable Award Agreement, during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined each Participant to whom Restricted Stock is issued may exercise full voting rights associated with that Restricted Stock and shall be entitled to receive all dividends and other distributions on that Restricted Stock; provided, however, that if a dividend or other distribution is paid in the form of shares of common stock, those shares shall also be considered Restricted Stock and shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock to which the dividend or distribution relates.
7.4 Internal Revenue Code Section 83(b) Election. The Plan Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election under Internal Revenue Code section 83(b). If a Participant makes an election under Internal Revenue Code section 83(b) concerning a Restricted Stock Award, the Participant must promptly file a copy of the election with Farmers National Banc Corp.

Article 8
Performance Shares
8.1 Generally. Subject to the terms, restrictions, and conditions specified in the Plan or the Award Agreement, the granting or vesting of Performance Shares shall, in the Plan Committee’s sole discretion, be based on achievement of performance objectives derived from one or more of the Performance Criteria specified in section 8.2. Performance Shares may be granted (x) to Covered Officers on terms and in a manner that qualifies as performance-based compensation under Internal Revenue Code section 162(m) or (y) to Employees who are not Covered Officers on terms and in any manner reasonably determined by the Plan Committee. Unless an Award Agreement provides otherwise, Performance Shares awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A. All Performance Share Award Agreements shall be construed and administered consistent with that intention. Despite any contrary provision in this Plan, the Plan Committee shall not have the authority to accelerate the vesting of or to amend a Covered Officer’s Performance Share award (including but not limited to waiver of performance conditions to vesting) if (x) accelerated vesting or amendment of the award would disqualify the award from performance-based compensation treatment under Internal Revenue Code section 162(m) and (y) all or part of the award would as a result be non-deductible by Farmers National Banc Corp. under section 162(m).
8.2 Performance Criteria. (a) Vesting of Performance Shares that are intended to qualify as performance-based compensation under Internal Revenue Code section 162(m) shall be based on one or more or any combination of the following criteria (the “Performance Criteria”) and may be applied solely with reference to Farmers National Banc Corp., to a Related Entity, to Farmers National Banc Corp. and a Related Entity, or relatively between Farmers National Banc Corp., a Related Entity, or both and one or more unrelated entities –
1)	net earnings or net income (before or after taxes),

2)	earnings per share,

3)	deposit or asset growth,

4)	net operating income,

5)	return measures (including return on assets and equity),

6)	fee income,

7)	earnings before or after taxes, interest, depreciation and/or amortization,

8)	interest spread,

9)	productivity ratios,

10)	share price, including but not limited to growth measures and total stockholder return,

11)	expense targets,

12)	credit quality,

13)	efficiency ratio,

14)	market share,

15)	customer satisfaction, and

16)	net income after cost of capital.
(b) Vesting of Performance Shares granted to Participants who are not Covered Officers may be based on one or more or any combination of the Performance Criteria listed in section 8.2(a) or on other factors the Plan Committee considers relevant and appropriate.
(c) Different Performance Criteria may be applied to individual Employees or to groups of Employees and, as specified by the Plan Committee, may be based on the results achieved (x) separately by Farmers National Banc Corp. or any Related Entity, (y) by any combination of Farmers National Banc Corp. and Related Entities, or (z) by any combination of segments, products, or divisions of Farmers National Banc Corp. and Related Entities.
(d) The Plan Committee shall make appropriate adjustments of Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Farmers National Banc Corp. common stock, a recapitalization (including without limitation payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or similar corporate change. Also, the Plan Committee shall make a similar adjustment to any portion of a Performance Criterion that is not based on Farmers National Banc Corp. common stock but that is affected by an event having an effect similar to those described. As permitted under Internal Revenue Code section 162(m), the Plan Committee may make appropriate adjustments of Performance Criteria to reflect a substantive change in an Employee’s job description or assigned duties and responsibilities.

(e) Performance Criteria shall be established in an associated Award Agreement as soon as administratively practicable after the criteria are established, but in the case of Covered Officers no later than the earlier of (x) 90 days after the beginning of the applicable Performance Period and (y) the expiration of 25% of the applicable period in which satisfaction of the applicable Performance Criteria is to be determined.
8.3 Earning Performance Shares. Except as otherwise provided in the Plan or the Award Agreement, at the end of each applicable period in which satisfaction of the Performance Criteria is to be determined, the Plan Committee shall certify that the Employee has or has not satisfied the Performance Criteria. Performance Shares shall then be –
(a) forfeited to the extent the Plan Committee certifies that the Performance Criteria are not satisfied, or
(b) to the extent the Performance Criteria are certified by the Plan Committee as having been satisfied, distributed to the Employee in the form of shares of Farmers National Banc Corp. common stock (unless otherwise specified in the Award Agreement) on or before the later of (x) the 15th day of the third month after the end of the Participant’s first taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied and (y) the 15th day of the third month after the end of Farmers National Banc Corp.’s first taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied. However, the Performance Shares may be distributed later if Farmers National Banc Corp. reasonably determines that compliance with that schedule is not administratively practical and if the distribution is made as soon as practical.
8.4 Rights Associated with Performance Shares. During the applicable period in which satisfaction of the Performance Criteria is to be determined, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. During the applicable period in which satisfaction of the Performance Criteria is to be determined and unless the Award Agreement provides otherwise, Employees may not exercise voting rights associated with their Performance Shares and all dividends and other distributions paid on Performance Shares shall be held by Farmers National Banc Corp. as escrow agent. At the end of the period in which satisfaction of the applicable Performance Criteria is to be determined, dividends or other distributions held in escrow shall be distributed to the Participant or forfeited as provided in section 8.3. No interest or other accretion shall be credited on dividends or other distributions held in escrow. If a dividend or other distribution is paid in the form of shares of common stock, the shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Farmers National Banc Corp. common stock to which the dividend or distribution relates.
Article 9
Stock Appreciation Rights
9.1 SAR Grants. Subject to the terms of the Plan and the associated Award Agreement, the Plan Committee may grant SARs to Employees at any time during the term of this Plan. Unless an Award Agreement provides otherwise, SARs awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A. All SAR Award Agreements shall be construed and administered consistent with that intention.
9.2 Exercise Price. The Exercise Price specified in the Award Agreement shall not be less than 100% of the Fair Market Value of a share of Farmers National Banc Corp. common stock on the date of grant.
9.3 Exercise and Settling of SARs. SARs shall be exercisable according to the terms specified in the Award Agreement. A Participant exercising an SAR shall receive whole shares of Farmers National Banc Corp. common stock or cash (as determined in the Award Agreement) having a value equal to (a) the excess of (x) the Fair Market Value of a share of Farmers National Banc Corp. common stock on the exercise date over (y) the Exercise Price, multiplied by (b) the number of shares of Farmers National Banc Corp. common stock for which the SAR is exercised. The value of any fractional share of Farmers National Banc Corp. common stock produced by this formula shall be settled in cash.

Article 10
Termination
10.1 Termination for Cause. (a) If a Participant’s employment or director service terminates for Cause or if in Farmers National Banc Corp.’s judgment a basis for termination for Cause exists, all Awards held by the Participant that are outstanding shall be forfeited, regardless of whether the Awards are exercisable and regardless of whether Participant’s employment or director service with Farmers National Banc Corp. or a Related Entity actually terminates, except that Restricted Stock or Performance Shares that have been released from escrow and distributed to the Participant shall not be affected by termination for Cause.
(b) The term “Cause” shall mean one or more of the acts described in this section 10.1. However, Cause shall not be deemed to exist merely because the Participant is absent from active employment during periods of paid time off, consistent with the applicable paid time-off policy of Farmers National Banc Corp. or the Related Entity with which the Participant is employed, as the case may be, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a Disability, or other period of absence approved by Farmers National Banc Corp. or the Related Entity, as the case may be:
1) an act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion by the Participant of the assets or business opportunities of Farmers National Banc Corp. or a Related Entity,
2) conviction of the Participant of or plea by the Participant of guilty or no contest to a felony or a misdemeanor,
3) violation by the Participant of the written policies or procedures of Farmers National Banc Corp. or the Related Entity with which the Participant is employed or serves, including but not limited to violation of Farmers National Banc Corp.’s or the Related Entity’s code of ethics,
4) unless disclosure is inadvertent, disclosure to unauthorized persons of any confidential information not in the public domain relating to Farmers National Banc Corp.’s or a Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations, and information relating to the identity and location of all past, present, and prospective customers and suppliers,
5) intentional breach of any contract with or violation of any legal obligation owed to Farmers National Banc Corp. or a Related Entity,
6) dishonesty relating to the duties owed by the Participant to Farmers National Banc Corp. or a Related Entity,
7) the Participant’s willful and continued refusal to substantially perform assigned duties, other than refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a Disability,
8) the Participant’s willful engagement in gross misconduct materially and demonstrably injurious to Farmers National Banc Corp. or a Related Entity,
9) the Participant’s breach of any term of this Plan or an Award Agreement,

10) intentional cooperation with a party attempting a Change in Control of Farmers National Banc Corp., unless Farmers National Banc Corp.’s board of directors approves or ratifies the Participant’s action before the Change in Control or unless the Participant’s cooperation is required by law, or
11) any action that constitutes cause as defined in any written agreement between the Participant and Farmers National Banc Corp. or a Related Entity.
10.2 Termination for any Other Reason. Unless specified otherwise in the Award Agreement or in this Plan and except as provided in section 10.1, the portion of a Participant’s outstanding Award that is unvested and unexercisable when the Participant’s employment or director service terminates shall be forfeited and the portion of any Restricted Stock Award or Performance Share Award that is unvested and held in escrow shall be forfeited. Options and SARs that are exercisable when termination occurs shall be forfeited if not exercised before the earlier of (x) the expiration date specified in the Award Agreement or (y) 90 days after the termination date.
Article 11
Effect of a Change in Control
11.1 Definition of Change in Control. The term “Change in Control” shall have the meaning given in any written agreement between the Participant and Farmers National Banc Corp. or a Related Entity. However, if an Award is subject to Internal Revenue Code section 409A, the term Change in Control shall have the meaning given in section 409A. If an Award is not subject to Internal Revenue Code section 409A and if the term Change in Control is not defined in a written agreement between the Participant and Farmers National Banc Corp. or a Related Entity, any of the following events occurring on or after the date this Plan becomes effective under section 1.2 shall constitute a Change in Control –
(a) Change in board composition. If individuals who constitute Farmers National Banc Corp.’s board of directors on the date this Plan becomes effective under section 1.2 (the “Incumbent Directors”) cease for any reason to constitute a majority of the board of directors. A person who becomes a director after the date this Plan becomes effective and whose election or nomination for election is approved by a vote of at least two-thirds (2/3) of the Incumbent Directors on the board of directors shall be deemed to be an Incumbent Director. The necessary two-thirds approval may take the form of a specific vote on that person’s election or nomination or approval of Farmers National Banc Corp.’s proxy statement in which the person is named as a nominee for director without written objection by Incumbent Directors to the nomination. A person elected or nominated as a director of Farmers National Banc Corp. initially as the result of an actual or threatened director-election contest or any other actual or threatened solicitation of proxies by or on behalf of any person other than Farmers National Banc Corp.’s board of directors shall never be considered an Incumbent Director unless at least two-thirds (2/3) of the Incumbent Directors specifically vote to treat that person as an Incumbent Director.
(b) Significant ownership change. If any person directly or indirectly is or becomes the beneficial owner of securities whose combined voting power in the election of Farmers National Banc Corp.’s directors is –
1) 50% or more of the combined voting power of all of Farmers National Banc Corp.’s outstanding securities eligible to vote for the election of Farmers National Banc Corp. directors,
2) 25% or more, but less than 50%, of the combined voting power of all of Farmers National Banc Corp.’s outstanding securities eligible to vote in the election of Farmers National Banc Corp.’s directors, except that an event described in this paragraph (b)(2) shall not constitute a Change in Control if it is the result of any of the following acquisitions of Farmers National Banc Corp.’s securities –

(a) by Farmers National Banc Corp. or a Related Entity, reducing the number of Farmers National Banc Corp. securities outstanding (unless the person thereafter becomes the beneficial owner of additional securities that are eligible to vote in the election of Farmers National Banc Corp. directors, increasing the person’s beneficial ownership by more than one percent),
(b) by or through an employee benefit plan sponsored or maintained by Farmers National Banc Corp. or a Related Entity and described (or intended to be described) in Internal Revenue Code section 401(a),
(c) by or through an equity compensation plan maintained by Farmers National Banc Corp. or a Related Entity, including this Plan and any program described in Internal Revenue Code section 423,
(d) by an underwriter temporarily holding securities in an offering of securities,
(e) in a Non-Control Transaction, as defined in section 11.1(c), or
(f) in a transaction (other than one described in section 11.1(c)) in which securities eligible to vote in the election of Farmers National Banc Corp. directors are acquired from Farmers National Banc Corp., if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition shall not constitute a Change in Control.
(c) Merger. Consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving Farmers National Banc Corp. or a Related Entity and requiring approval of Farmers National Banc Corp.’s stockholders, whether for the transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately after the Business Combination –
1) more than 50% of the total voting power of either (x) the corporation resulting from consummation of the Business Combination (the “Surviving Corporation”) or, if applicable, (y) the ultimate parent corporation that directly or indirectly beneficially owns 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by securities that were eligible to vote in the election of Farmers National Banc Corp. directors and that were outstanding immediately before the Business Combination (or, if applicable, represented by securities into which the Farmers National Banc Corp. securities were converted in the Business Combination), and that voting power among the holders thereof is in substantially the same proportion as the voting power of securities eligible to vote in the election of Farmers National Banc Corp. directors among the holders thereof immediately before the Business Combination,
2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) directly or indirectly is or becomes the beneficial owner of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and
3) a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors when the initial agreement providing for the Business Combination was approved by Farmers National Banc Corp.’s board of directors.
A Business Combination satisfying all of the criteria specified in clauses (1), (2), and (3) of this section 11.1(c) shall constitute a “Non-Control Transaction,” or
(d) Sale of Assets. If Farmers National Banc Corp.’s stockholders approve a plan of complete liquidation or dissolution of Farmers National Banc Corp. or a sale of all or substantially all of its assets, but in any case if and only if Farmers National Banc Corp.’s assets are transferred to an entity not owned directly or indirectly by Farmers National Banc Corp. or its stockholders.

11.2 Effect of Change in Control. If a Change in Control occurs, the Plan Committee shall have the right in its sole discretion to –
(a) accelerate the exercisability of any or all Options or SARs, despite any limitations contained in the Plan or Award Agreement,
(b) accelerate the vesting of Restricted Stock, despite any limitations contained in the Plan or Award Agreement,
(c) accelerate the vesting of Performance Shares, despite any limitations contained in the Plan or Award Agreement,
(d) cancel any or all outstanding Options, SARs, unvested Restricted Stock, and Performance Shares in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof that the holder of the Option, SAR, unvested Restricted Stock, or Performance Share would have received upon consummation of the Change-in-Control transaction (the “Acquisition Consideration”) had the Restricted Stock been vested or had the Option, SAR, or Performance Share been exercised or converted into shares of Farmers National Banc Corp. common stock before the transaction, less the applicable exercise or purchase price,
(e) cause the holders of any or all Options, SARs, and Performance Shares to have the right during the term of the Option, SAR, or Performance Share to receive upon exercise — or cause the holders of unvested Restricted Stock to receive — the Acquisition Consideration receivable upon consummation of the transaction by a holder of the number of shares of Farmers National Banc Corp. common stock that might have been obtained upon exercise or conversion of all or any portion thereof, less the applicable exercise or purchase price therefor, or to convert the Stock Option, SAR, unvested Restricted Stock, or Performance Share into a stock option, appreciation right, restricted share, or performance share relating to the surviving or new corporation in the transaction, or
(f) take such other action as the Plan Committee deems appropriate to preserve the value of the Award to the Participant.
The Plan Committee may provide for any of the foregoing actions in an Award Agreement in advance, may provide for any of the foregoing actions in connection with the Change in Control, or both. Alternatively, the Plan Committee shall also have the right to require any purchaser of Farmers National Banc Corp.’s assets or stock, as the case may be, to take any of the foregoing actions as such purchaser may determine to be appropriate or desirable. The manner of application and interpretation of the provisions of this section 11.2 shall be determined by the Plan Committee in its sole and absolute discretion. Despite any provision of this Plan or an Award Agreement to the contrary, a Participant shall not be entitled to any amount under this Plan if he or she acted in concert with any person to effect a Change in Control, unless the Participant acted at the specific direction of Farmers National Banc Corp.’s board of directors and in his or her capacity as an employee of Farmers National Banc Corp. or a Related Entity. For purposes of this Plan the term “person” shall be as defined in section 3(a)(9) and as used in sections 13(d)(3) and 14(d) (2) of the Securities Exchange Act of 1934, and the terms “beneficial owner” and “beneficial ownership” shall have the meaning given in the Securities and Exchange Commission’s Rule 13d-3 under the Securities Exchange Act of 1934.
The Plan Committee shall not have the discretion, however, to accelerate the vesting or exercisability of any Award held by a Covered Officer to the extent that (x) the Award is eligible for the exemption of performance-based compensation from the deduction limitation of Internal Revenue Code section 162(m) and (y) the existence of the Plan Committee’s authority to accelerate vesting or exercisability or actual acceleration of vesting or exercisability would render unavailable for the Award the exemption of performance-based compensation from the deduction limitation of Internal Revenue Code section 162(m).

Article 12
Amendment, Modification, and Termination of this Plan
Farmers National Banc Corp. may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, (b) the Internal Revenue Code, which requirements may include qualification of an Award as performance-based compensation under Internal Revenue Code section 162(m), or (c) any securities exchange, market, or other quotation system on or through which Farmers National Banc Corp.’s securities are listed or traded. However, no Plan amendment shall (x) result in the loss of a Plan Committee member’s status as a “non-employee director,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation, (y) cause the Plan to fail to satisfy the requirements imposed by Rule 16b-3, or (z) without the affected Participant’s consent (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification, or termination. Despite any provision in the Plan, including this Article 12, to the contrary, Farmers National Banc Corp. shall have the right to amend the Plan and any Award Agreements without additional consideration to affected Participants if amendment is necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights granted under the Plan, the Award Agreement, or both before the amendment.
Article 13
Issuance of Shares and Share Certificates
13.1 Issuance of Shares. Farmers National Banc Corp. shall issue or cause to be issued shares of its common stock as soon as practicable upon exercise or conversion of an Award that is payable in shares of Farmers National Banc Corp. common stock. No shares shall be issued until full payment is made, if payment is required by the terms of the Award. Until a stock certificate evidencing the shares is issued and except as otherwise provided in this Plan, no right to vote or receive dividends or any other rights as a stockholder shall exist for the shares of Farmers National Banc Corp. common stock to be issued, despite the exercise or conversion of the Award payable in shares, except as may be otherwise provided in this Plan. Issuance of a stock certificate shall be evidenced by the appropriate entry on the books of Farmers National Banc Corp. or of a duly authorized transfer agent of Farmers National Banc Corp.
13.2 Delivery of Share Certificates. Farmers National Banc Corp. shall not be required to issue or deliver any certificates until all of the following conditions are fulfilled –
(a) payment in full for the shares and for any tax withholding,
(b) completion of any registration or other qualification of the shares the Plan Committee in its discretion deems necessary or advisable under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body,
(c) if Farmers National Banc Corp. common stock is listed on The Nasdaq Stock Market or another exchange, admission of the shares to listing on The Nasdaq Stock Market or the other exchange,
(d) if the offer and sale of shares of Farmers National Banc Corp. common stock is not registered under the Securities Act of 1933, qualification of the offer and sale as a private placement under the Securities Act of 1933 or qualification under another registration exemption under the Securities Act of 1933,

(e) obtaining any approval or other clearance from any Federal or state governmental agency the Plan Committee in its discretion determines to be necessary or advisable, and
(f) the Plan Committee is satisfied that the issuance and delivery of shares of Farmers National Banc Corp. common stock under this Plan complies with applicable Federal, state, or local law, rule, regulation, or ordinance or any rule or regulation of any other regulating body, for which the Plan Committee may seek approval of Farmers National Banc Corp.’s counsel.
13.3 Applicable Restrictions on Shares. Shares of Farmers National Banc Corp. common stock issued may be subject to such stock transfer orders and other restrictions as the Plan Committee may determine are necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which Farmers National Banc Corp. common stock is listed, and any other applicable Federal or state law. Certificates for the common stock may bear any restrictive legends the Plan Committee considers appropriate.
13.4 Book Entry. Instead of issuing stock certificates evidencing shares, Farmers National Banc Corp. may use a book entry system in which a computerized or manual entry is made in the records of Farmers National Banc Corp. to evidence the issuance of shares of Farmers National Banc Corp. common stock. Farmers National Banc Corp.’s records are binding on all parties, unless manifest error exists.
Article 14
Miscellaneous
14.1 Assignability. Except as described in this section or as provided in section 14.2, an Award may not be transferred except by will or by the laws of descent and distribution, and an Award may be exercised during the Participant’s lifetime solely by the Participant or by the Participant’s guardian or legal representative. However, with the permission of the Plan Committee, a Participant or a specified group of Participants may transfer Awards other than Incentive Stock Options to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards other than Incentive Stock Options to a member of the Participant’s immediate family, a revocable or irrevocable trust established solely for the benefit of the Participant’s immediate family, a partnership or limited liability company whose only partners or members are members of the Participant’s immediate family, or an organization described in Internal Revenue Code section 501(c)(3). An Award transferred to one of these permitted transferees shall continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Plan Committee. A permitted transferee may not retransfer an Award except by will or by the laws of descent and distribution, and the transfer by will or by the laws of descent and distribution must be a transfer to a person who would be a permitted transferee according to this section 14.1.
14.2 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Beneficiaries may be named contingently or successively. Unless otherwise provided in the beneficiary designation, each designation made shall revoke all prior designations made by the same Participant. A beneficiary designation must be made on a form prescribed by the Plan Committee and shall not be effective until filed in writing with the Plan Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary shall be his or her surviving spouse or, if none, the deceased Participant’s estate. None of Farmers National Banc Corp., its board of directors, or the Plan Committee is required to infer a beneficiary from any other source. The identity of a Participant’s designated beneficiary shall be based solely on the information included in the latest beneficiary designation form completed by the Participant and shall not be inferred from any other evidence.

14.3 No Implied Rights to Awards or Continued Services. No potential participant has any claim or right to be granted an Award under this Plan. There is no obligation of uniformity of treatment of participants under this Plan. Nothing in the Plan guarantees or shall be construed to guarantee that any Participant will receive a future Award. Neither this Plan nor any Award shall be construed as giving any individual any right to continue as an Employee or Director of Farmers National Banc Corp. or a Related Entity. Neither the Plan nor any Award shall constitute a contract of employment, and Farmers National Banc Corp. expressly reserves to itself and all Related Entities the right at any time to terminate employees free from liability or any claim under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.
14.4 Tax Withholding. (a) Farmers National Banc Corp. shall withhold from other amounts owed to the Participant or require a Participant to remit to Farmers National Banc Corp. an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award, exercise, or cancellation of an Award or purchase of stock. If these amounts are not to be withheld from other payments due to the Participant or if there are no other payments due to the Participant, Farmers National Banc Corp. shall defer payment of cash or issuance of shares of stock until the earlier of (x) 30 days after the settlement date, or (y) the date the Participant remits the required amount.
(b) If the Participant does not remit the required amount within 30 days after the settlement date, Farmers National Banc Corp. shall permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state, and local income, wage, and employment taxes, distributing the remainder to the Participant.
(c) In its sole discretion, which may be withheld for any reason or for no reason, the Plan Committee may permit a Participant to reimburse Farmers National Banc Corp. for this tax withholding obligation through one or more of the following methods, subject to conditions the Plan Committee establishes –
1) having shares of stock otherwise issuable under the Plan withheld by Farmers National Banc Corp., but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal, and local income, employment, and wage tax laws,
2) delivering to Farmers National Banc Corp. previously acquired shares of Farmers National Banc Corp. common stock,
3) remitting cash to Farmers National Banc Corp., or
4) remitting a personal check immediately payable to Farmers National Banc Corp.
14.5 Indemnification. Each individual who is or was a member of Farmers National Banc Corp.’s board of directors or Plan Committee shall be indemnified and held harmless by Farmers National Banc Corp. against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved because of any action taken or not taken under the Plan as a director of Farmers National Banc Corp. or as a Plan Committee member and against and from any and all amounts paid, with Farmers National Banc Corp.’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Farmers National Banc Corp. director or as a Plan Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Farmers National Banc Corp. director or as a Plan Committee member, but only if he or she gives Farmers National Banc Corp. an opportunity at its expense to handle and defend the matter before he or she undertakes to handle and defend the matter on his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under Farmers National Banc Corp.’s organizational documents, by contract, as a matter of law, or otherwise.

14.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of Farmers National Banc Corp. to establish other plans or to pay compensation to its employees or directors in cash or property in a manner not expressly authorized under the Plan.
14.7 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws, other than laws governing conflict of laws, of the State of Ohio. This Plan is not intended to be governed by the Employee Retirement Income Security Act of 1974. The Plan shall be construed and administered in a manner consistent with that intent.
14.8 No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in benefit calculations.
14.9 Securities and Exchange Commission Rule 16b-3. The Plan is intended to comply with all applicable conditions of Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as that rule may be amended from time to time. All transactions involving a Participant who is subject to beneficial ownership reporting under section 16(a) of the Securities Exchange Act of 1934 shall be subject to the conditions set forth in Rule 16b-3, regardless of whether the conditions are expressly set forth in this Plan, and any provision of this Plan that is contrary to Rule 16b-3 shall not apply to that Participant.
14.10 Internal Revenue Code Section 162(m). The Plan is intended to comply with applicable requirements of section 162(m) for exemption of performance-based compensation from the deduction limitations of section 162(m). Unless the Plan Committee expressly determines otherwise, any provision of this Plan that is contrary to those section 162(m) exemption requirements shall not apply to an Award that is intended to qualify for the exemption for performance-based compensation.
14.11 Successors. All obligations of Farmers National Banc Corp. under Awards granted under this Plan are binding on any successor to Farmers National Banc Corp., whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of Farmers National Banc Corp.
14.12 Severability. If any provision of this Plan or the application thereof to any person or circumstances is held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Plan or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.
14.13 No Golden Parachute Payments. Despite any provision in this Plan or in an Award Agreement to the contrary, Farmers National Banc Corp. shall not be required to make any payment under this Plan or an Award Agreement that would be a prohibited golden parachute payment within the meaning of section 18(k) of the Federal Deposit Insurance Act.
This 2010 Replacement Equity Plan of Farmers National Banc Corp. was adopted by Farmers National Banc Corp.’s board of directors on                                         , 20          . This 2010 Replacement Equity Plan was thereafter approved by stockholders of Farmers National Banc Corp. at a meeting on                                         , 20          .

Farmers National Banc Corp.
20 South Broad Street
Canfield, Ohio 44406
Important Notice Regarding the Availability of Proxy Materials
For the Special Meeting To Be Held on June 2, 2010
To our shareholders:
Pursuant to the Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials attached hereto for the Farmers National Banc Corp. Special Meeting are also available on the Internet. Follow the instructions below to view the proxy materials online. The items to be voted on, methods of voting, and the location of the Special Meeting are indicated below.
The Special Meeting of Farmers National Banc Corp. will be held on Wednesday, June 2, 2010, at the Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406 at 3:30 p.m. Eastern Time.
THIS IS NOT A PROXY CARD. You may not use this form to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet, a copy of such materials is also attached hereto. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy Statement, Form of Proxy, 2010 Replacement Equity Plan and Notice of Internet Availability as well as directions to the Special Meeting are available at http://www.fnbcanfield.com/privacy/SpecialProxy.html or by calling 1-888-988-3276.
Proposals to be voted on at the Special Meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR the following proposals:
1.	To approve an amendment to Article IV of the Articles of Incorporation authorizing a class of 1,000,000 Preferred Shares, without par value.

2.	To approve an amendment to Article XIII of the Articles of Incorporation to eliminate pre-emptive rights.

3.	To approve an amendment to Article XIV of the Articles of Incorporation to eliminate shareholder approval required to leverage the assets of the Corporation to secure payment or performance of any contract, note, bond or other obligation of the Corporation.

4.	To approve an amendment to add Article XVI to the Articles of Incorporation to provide for simple majority voting to amend the terms of the Articles of Incorporation.

5.	To approve an amendment to Article XI the Code of Regulations to authorize the Board of Directors to amend the Code of Regulations, to the extent permitted under Ohio law.

6.	To approve an amendment to Article II, Section 6 of the Code of Regulations to provide that those shareholders present in person, by proxy, or by the use of communications equipment at any meeting of shareholders shall constitute a quorum.

7.	To approve the 2010 Replacement Equity Plan.

How can I access the proxy and vote?
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you are voting by telephone or the Internet, please enter the control number when prompted and follow the simple instructions to record your vote.
By Order of the Board of Directors,
Frank L. Paden, President & Secretary
Canfield, Ohio
May  _____  , 2010